EXHIBIT 2.3



                            SHARE EXCHANGE AGREEMENT


                                  BY AND AMONG


                         BRIDGE ONCOLOGY PRODUCTS, INC.,


                                SOMANTA LIMITED,


                       THE SHAREHOLDERS OF SOMANTA LIMITED


                                       AND


                      THE OPTIONHOLDERS OF SOMANTA LIMITED


                           DATED AS OF AUGUST 22, 2005


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                                TABLE OF CONTENTS

                                                                        Page No.


ARTICLE I THE SHARE EXCHANGE...................................................2
   1.1.     Authorization......................................................2
   1.2.     Agreement to Exchange..............................................2
   1.3.     Closing; Exchange of Certificates..................................2
   1.4.     Treatment of Options...............................................3
   1.5.     Post-Share Exchange Capitalization.................................3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................4
   2.1.     Organization and Qualification; Subsidiaries.......................4
   2.2.     Authority to Execute and Perform Agreement.........................4
   2.3.     Binding Effect.....................................................5
   2.4.     Capitalization.....................................................5
   2.5.     Financial Statements...............................................5
   2.6.     No Material Adverse Change.........................................6
   2.7.     Litigation.........................................................7
   2.8.     Assets; Title to Properties; Absence of Liens......................7
   2.9.     Compliance with Laws...............................................7
   2.10.    Intellectual Property..............................................7
   2.11.    Non-Contravention..................................................8
   2.12.    Consents and Approvals.............................................9
   2.13.    Employee Benefit Plans; ERISA......................................9
   2.14.    Company Material Contracts........................................10
   2.15.    Taxes.   .........................................................11
   2.16.    Environmental Matters.............................................12
   2.17.    Real Property.....................................................13
   2.18.    Broker's Fees.....................................................13
   2.19.    Insurance.........................................................13
   2.20.    Labor and Employment Matters......................................13
   2.21.    Interested Party Transactions.....................................14
   2.22.    Minute Book Contents..............................................14
   2.23.    Full Disclosure...................................................14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT..........................14
   3.1.     Organization and Qualification; Subsidiaries......................15
   3.2.     Authority to Execute and Perform Agreement........................15
   3.3.     Binding Effect....................................................15
   3.4.     Capitalization....................................................15
   3.5.     Financial Statements..............................................16
   3.6.     No Material Adverse Change........................................16
   3.7.     Litigation........................................................17
   3.8.     Assets; Title to Properties; Absence of Liens.....................17
   3.9.     Compliance with Laws..............................................17

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   3.10.    Intellectual Property.............................................18
   3.11.    Non-Contravention.................................................18
   3.12.    Consents and Approvals............................................19
   3.13.    Employee Benefit Plans; ERISA.....................................19
   3.14.    Parent Material Contracts.........................................21
   3.15.    Taxes    .........................................................21
   3.16.    Environmental Matters.............................................23
   3.17.    Real Property.....................................................23
   3.18.    Broker's Fees.....................................................23
   3.19.    Insurance.........................................................24
   3.20.    Labor and Employment Matters......................................24
   3.21.    Interested Party Transactions.....................................24
   3.22.    Minute Book Contents..............................................24
   3.23.    Full Disclosure...................................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SOMANTA SHAREHOLDERS.............25
   4.1.     Title to Somanta Shares...........................................25
   4.2.     Authorization.....................................................25
   4.3.     Purchase for Own Account..........................................25
   4.4.     Disclosure of Information.........................................25
   4.5.     Investment Experience.............................................25
   4.6.     Accredited Investor Status........................................26
   4.7.     Restricted Securities.............................................26
   4.8.     Additional Representations and Warranties for
             Non-U.S. Somanta Shareholders....................................26

ARTICLE V ADDITIONAL AGREEMENTS OF THE PARTIES................................26
   5.1.     Efforts; Consents.................................................26
   5.2.     Board of Directors................................................27
   5.3.     Change of Name....................................................27
   5.4.     SCO Bridge Loan...................................................27
   5.5.     Voting Agreement..................................................27
   5.6.     Employment Agreements.............................................27
   5.7.     Transfer of Company Assets to Parent..............................28
   5.8.     Reverse Merger into Public Reporting Company......................28
   5.9.     Additional Funding................................................28
   5.10.    Officers of Parent................................................29
   5.11.    Payment of Taxes..................................................29
   5.12.    Option Pool.......................................................29
   5.13.    Special Capitalization Indemnity..................................29
   5.14.    Termination of Affiliate Transactions.............................30
   5.15.    Repayment of Loan from Agamemnon Epenetos.........................30
   5.16.    Failure to Consummate PIPE Financing..............................31

ARTICLE VI CONDITIONS TO CLOSING..............................................31
   6.1.     Conditions to Each Party's Obligations to Consummate
             the Transactions.................................................31

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   6.2.     Conditions to Obligations of Parent to Consummate
             the Transactions.................................................32
   6.3.     Conditions to Obligations of the Somanta Shareholders
             to Consummate the Transactions...................................33

ARTICLE VII MISCELLANEOUS.....................................................35
   7.1.     Certain Definitions; Rules of Construction........................35
   7.2.     No Survival of Representations and Warranties.....................40
   7.3.     Waivers and Amendments............................................40
   7.4.     Governing Law.....................................................41
   7.5.     Notices...........................................................41
   7.6.     Section Headings..................................................42
   7.7.     Counterparts......................................................42
   7.8.     Expenses..........................................................42
   7.9.     Assignments.......................................................42
   7.10.    Entire Agreement; Enforceability..................................42
   7.11.    Severability......................................................42

EXHIBIT A SOMANTA SHAREHOLDERS...............................................A-1

EXHIBIT B SOMANTA OPTIONHOLDERS AND WARRANTHOLDERS...........................B-1

EXHIBIT C FORM OF SUBSTITUTE OPTION..........................................C-1

EXHIBIT D FORM OF SCO LOAN DOCUMENTS.........................................D-1

EXHIBIT E VOTING AGREEMENT...................................................E-1

EXHIBIT F FORM OF EMPLOYMENT AGREEMENT.......................................F-1

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                            SHARE EXCHANGE AGREEMENT

         This SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of August 22, 2005, is entered into by and among Bridge Oncology Products, Inc., a Delaware corporation (the "Parent"), Somanta Limited, a corporation organized under the laws of England (the "Company"), the shareholders of Somanta Limited as set forth on Exhibit A hereto (each, a "Somanta Shareholder, and collectively, the "Somanta Shareholders") and the optionholders of Somanta Limited as set forth on Exhibit B hereto (each, a "Somanta Optionholder," and collectively, the "Somanta Optionholders").

                              W I T N E S S E T H :

         WHEREAS, Parent is a development stage company that holds intellectual property and commercialization rights outside of North America to phenylbutyrate, a histone deactylase inhibitor;

         WHEREAS, Company is a development stage company that holds intellectual property and commercialization rights to the technologies known as: Phoenix, Alchemix, Angiolix and Prodrax.

         WHEREAS, subject to the terms and conditions of this Agreement and pursuant to Rule 506 and Regulation S promulgated under the Securities Act, the Parent desires to issue and sell to each Somanta Shareholder, and each Somanta Shareholder, severally and not jointly, desires to purchase from the Parent the number of shares of Parent common stock set forth opposite such Somanta Shareholder's name on Exhibit A hereto (collectively, the "Parent Common Stock") in exchange for all of such Somanta Shareholder's ordinary shares each in the capital of the Company (collectively, the "Somanta Shares") set forth opposite such Somanta Shareholder's name on Exhibit A hereto, such that subsequent to such transaction the Company shall be a wholly owned subsidiary of Parent;

         WHEREAS, concurrent with the Share Exchange (as defined below in Section 1.2), SCO Capital Partners LLC ("SCO") will loan to Parent $1,000,000, such transaction to be documented in separate definitive written agreements;

         WHEREAS, subsequent to the Share Exchange, all of the assets of the Company will be transferred to Parent at which time the Parent may elect to dissolve Company;

         WHEREAS, subsequent to the Share Exchange, Parent intends to identify an appropriate entity that is subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended for the purpose of merging with such entity or a wholly-owned subsidiary of such entity (the "Shell Merger").

         WHEREAS, concurrent with the Shell Merger, Parent intends to raise approximately an additional $15,000,000 to $20,000,000 in a privately placed equity financing transaction arranged through the assistance of SCO Financial Group LLC ("SCO Financial").

         NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                               THE SHARE EXCHANGE

         1.1. Authorization. As of the Closing, the Parent will have authorized the issuance and sale, pursuant to the terms of this Agreement, of 7,865,000 shares of common stock, $0.01 par value per share, of Parent Common Stock.

         1.2. Agreement to Exchange. The Parent agrees to issue and sell to each Somanta Shareholder, and each Somanta Shareholder hereby agrees to purchase, severally and not jointly, the number of shares of Parent Common Stock set forth opposite such Somanta Shareholders' name on Exhibit A hereto in exchange for all of such Somanta Shareholder's Somanta Shares set forth opposite such Somanta Shareholder's name on Exhibit A. The exchange of the Parent Common Stock for the Somanta Shares shall be referred to herein as the "Share Exchange." The parties acknowledge and agree that neither Parent nor any Somanta Shareholder shall be obligated to complete the Share Exchange unless the sale and purchase of all the Somanta Shares is completed simultaneously. Each Somanta Shareholder hereby waives any pre-emption rights that he or she may have relating to the Somanta Shares, whether conferred by the Company's articles of association or otherwise.

         1.3.      Closing; Exchange of Certificates.
                   ---------------------------------

                   (a) Subject to the satisfaction or waiver of all of the conditions to Closing contained in Article VI, the closing of the Share Exchange (the "Closing"), shall take place at the offices of Foley & Lardner LLP, 402 West Broadway, 23rd Floor, San Diego, California 92101, as soon as practicable (but not later than 3 Business Days) after the satisfaction or waiver of the conditions to Closing contained in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, (i) the Parent will deliver to each Somanta Shareholder a certificate representing the number of shares of Parent Common Stock set forth opposite such Somanta Shareholder's name on Exhibit A, (ii) each Somanta Shareholder shall deliver to the Parent a duly executed share transfer form in favor of Parent together with the relevant share certificate (or certificates) in respect of the number of Somanta Shares set forth opposite such Somanta Shareholder's name on Exhibit A, and (iii) the Company shall hold a board meeting at which there shall be passed a resolution to approve the transfer of the Somanta Shares (subject only to due stamping) to register, in the register of members, the Parent as the transferee of the Somanta Shares.

                   (b) It is understood that the certificates evidencing the Parent Common Stock that are issued to U.S. persons (within the meaning of Regulation S promulgated under the Securities Act) will bear the legends set forth below:

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                           (i)      The Securities represented hereby have not
been registered in the United States of America under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any other jurisdictions. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. Holders should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws.

                           (ii)      Any legend required by the applicable state
law.

                   (c) It is understood that the certificates evidencing the Parent Common Stock that are issued to non-U.S. persons (within the meaning of Regulation S promulgated under the Securities Act) will bear the legend set forth below:

                           (i)      The Securities represented hereby have not
been registered in the United States of America under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any other jurisdictions. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under Regulation S promulgated under the Act or pursuant to the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. Holders may not engage in hedging transactions with respect to the Securities represented by this certificate unless in compliance with the Act. Holders should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with Regulation S under the Act, the Act and any applicable state securities laws.

         1.4. Treatment of Options. Each Somanta Optionholder hereby agrees that at the Closing the option or options to purchase Somanta Shares (collectively, the "Somanta Options") shall be cancelled and terminated and of no further force or effect and shall represent only the right to receive the corresponding Bridge Substitute Option described below. Parent hereby agrees that at the Closing, in substitution for such cancelled and terminated Somanta Options, Parent shall grant and issue a substitute option to purchase the number of shares of common stock of Parent at the exercise price and upon the vesting schedule set forth opposite such Somanta Optionholder's name on Exhibit B hereto (each a "Bridge Substitute Option"), such number of shares, exercise price and vesting schedule to approximate the existing number of shares, exercise price and vesting schedule of such Somanta Optionholder's Option after taking into account the effect the Share Exchange. The form of Bridge Substitute Option is attached hereto as Exhibit C.

         1.5. Post-Share Exchange Capitalization. Each of the parties hereto agrees and acknowledges that it is the intent of all such parties that immediately following the Share Exchange and the transactions contemplated by
Section 1.4 above (collectively, the "Transaction") that: (i) fifty percent (50%) of the outstanding securities of Parent shall be held collectively by those entities that held shares of Parent Common Stock immediately prior to the

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Share Exchange (collectively, the "Bridge Shareholders"), on the one hand, and
(ii) fifty percent (50%) of the outstanding securities of the Parent shall be held collectively by the Somanta Shareholders and Somanta Optionholders, on the other hand, in each case, on a fully diluted basis (the "Allocation"). In furtherance of the foregoing, in the event that, for any reason whatsoever, the actual ownership of outstanding securities of Parent immediately following the Transaction does not correspond to the Allocation, each of the parties hereto agrees to take or cause to be taken any and all actions necessary (including the transfer or issuance of securities, as the case may be) so that the actual ownership of outstanding securities of Parent immediately following the Transaction corresponds to the Allocation.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company hereby represents and warrants to Parent as of the date hereof (subject to such exceptions or qualifications as are disclosed in writing in the disclosure schedule certified by a duly authorized officer of the Company and supplied by the Company to Parent dated as of the date hereof, which schedules shall provide an exception to or otherwise qualify only those representations and warranties of the Company contained in the section of this Agreement (i) corresponding or cross-referenced to be the part or section reference of the schedule where such disclosure appears or (ii) to which such information set forth on such schedule reasonably relates, and such exceptions or qualifications shall not otherwise be deemed to be an exception to, or qualify, any other representation or warranty) as follows:

         2.1. Organization and Qualification; Subsidiaries. The Company and each Subsidiary of the Company (collectively, the "Company Subsidiaries") is a corporation, limited liability company or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has requisite power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as currently conducted. The Company and each Company Subsidiary has delivered to the Parent true and correct copies of its organizational documents, as amended to date. The Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. "Company Material Adverse Effect," as used in this Agreement, shall mean any change, effect, event or occurrence that is materially adverse to the condition (financial or otherwise), assets, properties, business, prospects or operations of the Company and the Company Subsidiaries, taken as a whole. Notwithstanding any reference to "Company Subsidiary" or "Company Subsidiaries" contained in this Agreement, the Company does not have any Subsidiary or Subsidiaries, nor is it a party to any Contract to invest in, or create, any Subsidiary.

         2.2. Authority to Execute and Perform Agreement. The Company has the requisite power and all authority required to enter into, execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the

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transactions contemplated hereby and thereby (collectively, the "Transactions").
The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action.

         2.3. Binding Effect. This Agreement and the related Transaction Documents to which the Company is a party, have been, or will be, validly executed and delivered by the Company and, assuming the due execution and delivery hereof and thereof by Parent, the Somanta Shareholders and the Somanta Optionholders, constitutes, or will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2.4.      Capitalization.
                   --------------

                   (a) As of the date hereof, 100,000,000 shares of ordinary (common) stock, par value Great Britain pounds 0.001 each, of the Company are authorized, of which 79,898,686 ordinary shares are issued and outstanding, all of which have been validly issued and are fully paid and non-assessable, and none of which is subject to preemptive rights or rights of first refusal created by statute, the Company's articles of association or any agreement to which the Company is a party or by which it is bound (in each case that have not been complied with or waived). The Company has no other authorized, issued or outstanding class of shares. All outstanding securities issued by the Company were issued in compliance with all applicable laws. Neither the Company nor any Company Subsidiary is bound by any contract or other agreement pursuant to which it is or may become obligated to issue, repurchase, redeem or otherwise acquire any outstanding shares of Company capital stock. All outstanding shares of the company are owned free and clear, and are not subject to any Lien, by the Somanta Shareholders set forth on Exhibit A in such amounts as set forth thereon. Exhibit A accurately lists all of the holders of capital stock of Somanta and the number of shares held by such persons.

                   (b) Except for the Somanta Options, all of which are listed on Exhibit B, there are no existing options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls or commitments relating to (i) the authorized and unissued capital stock of the Company or any Company Subsidiary, or (ii) any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Company or any Company Subsidiary, any shares of capital stock of the Company or any Company Subsidiary and no such convertible or exchangeable securities or obligations are outstanding. There are no contracts, commitments or agreements relating to voting, purchase or sale of Company Shares between the Company and any of its shareholders or any third party.

         2.5.      Financial Statements.
                   --------------------

                   (a) The Company has delivered to the Parent its unaudited balance sheet as of April 30, 2005 and the statements of income and cash flow for the twelve month period ended on April 30, 2005 (the "Company Financial Statements"). The Company Financial Statements and any notes related thereto comply as to form in all material respects with applicable accounting requirements and have been prepared in accordance with the generally accepted accounting principles of the United Kingdom ("UKGAAP") applied on a consistent

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basis throughout the periods involved, except as may be indicated in the notes thereto and fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The Company maintains a standard system of accounting and internal controls established and administered in accordance with good business practices sufficient to permit the preparation of consolidated financial statements in accordance with UKGAAP.

                   (b) Neither the Company nor any of the Company Subsidiaries have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by UKGAAP to be set forth on a financial statement or in the notes thereto ("Liabilities"), that were not fully and adequately reflected or reserved against on the Company Financial Statements. Except as set forth on Schedule 2.5(b), neither the Company nor any Company Subsidiary has any Knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities which are reasonably likely to have a Company Material Adverse Effect.

         2.6. No Material Adverse Change. Except as set forth on Schedule 2.6, since April 30, 2005,

                   (a) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no: (i) change in the business, properties, assets, prospects, operations or condition (financial or otherwise) of the Company or any of the Company Subsidiaries which has resulted or reasonably could be expected to result in or which the Company or any Company Subsidiary has reason to believe could result in a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has any Knowledge of any such change that is threatened, nor has there been any damage, destruction or loss affecting the business, properties, assets, prospects, operations or condition (financial or otherwise) of the Company or any of the Company Subsidiaries, whether or not covered by insurance which has resulted or reasonably could be expected to result in or which the Company or any Company Subsidiary has reason to believe could result in a Company Material Adverse Effect; (ii) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any Company Subsidiary or any revaluation by the Company or any Company Subsidiary of any Company or Company Subsidiary asset; or (iii) increase in or modification or acceleration of the compensation or benefits paid, payable or to become payable by the Company to any of its officers, directors or employees, pursuant to any Benefit Plan, stock option plan, stock option agreement or any other agreement or arrangement; and

                   (b)     neither the Company, nor any Company Subsidiary, has
(i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, (iii) sold, issued or granted, or authorized the issuance of, (A) any capital stock or other security, (B) any option, warrant or right to acquire any capital sock or any other security (except for the options held by the Somanta Optionholders granted after such date), (C) any instrument convertible

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into or exchangeable for any capital stock or other security, (iv) made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company and the Company Subsidiaries since April 30, 2005 exceeds $10,000 in the aggregate, (v) made any material Tax election.

         2.7. Litigation. There are no judicial, governmental, administrative or arbitral actions, suits or proceedings or investigations (collectively, "Legal Proceedings") pending or, to the Knowledge of the Company or any Company Subsidiary, threatened against or involving the Company, any Company Subsidiary, or any of their respective property, assets, officers or directors (in their capacities as such). There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or any Company Subsidiary.

         2.8. Assets; Title to Properties; Absence of Liens. The assets (whether tangible or intangible) of the Company constitute all the assets necessary or desirable to conduct the Company's business as currently conducted. The Company and each Company Subsidiary has good marketable, full legal and beneficial title to all of their respective assets (whether tangible or intangible) and properties, whether real, personal or fixed, that are used in the conduct of the Company's business or that are reflected in the balance sheet included in the Financial Statements, free and clear of all Liens, except (i) for Liens set forth on Schedule 2.8 hereto, (ii) for Liens for Taxes not yet due and payable or which the Company or any Company Subsidiary is contesting in good faith and for which adequate reserves have been established, (iii) for such properties and assets as may have been sold since the date hereof in the ordinary course of business, and (iv) for Liens not securing debt that do not materially detract from the value or materially interfere with the use of the property subject thereto (collectively, "Company Permitted Liens"). The tangible assets of the Company and each Company Subsidiary are in good operating condition and repair, except for reasonable wear and tear that does not materially affect the use or operation of such asset.

         2.9. Compliance with Laws. Neither the Company nor any Company Subsidiary is in violation of, default under, or conflict with, any applicable order, judgment, injunction, award, decree or writ of any Governmental Body or court of competent jurisdiction (collectively, "Orders") or any Applicable Law, except for any such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each Company Subsidiary has obtained all consents, licenses, permits, grants or other authorization from each Governmental Agency that is required or necessary for the operation of the Company's or such Company Subsidiary's business (the "Company Authorizations"), and all of such Company Authorizations are in full force and effect.

         2.10.     Intellectual Property.
                   ---------------------

                   (a) Schedule 2.10(a) sets forth separately all material Intellectual Property owned, used, licensed or controlled by the Company or any Company Subsidiary, all applications for any of the foregoing, and all permits, grants and licenses relating to any of the foregoing under which the Company or any Company Subsidiary is a licensee or a licensor, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis.

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

                   (b) Except as set forth on Schedule 2.10(b): (i) none of the Intellectual Property owned, used, licensed or controlled by the Company, or products or services owned, used, sold or licensed by the Company or any Company Subsidiary infringes upon or otherwise violates any intellectual property rights of any third party, and to the Knowledge of the Company and the Company Subsidiaries, no other Person's operations or activities conflict with the use and registration of the Intellectual Property owned, used, licensed or controlled by the Company; (ii) neither the Company nor any Company Subsidiary has received notice of any Claim contesting the right of the Company or any Company Subsidiary to use or sell, license or make available to any Person any of the Company's products or services, and to the Knowledge of the Company and the Company Subsidiaries, no such Claim has been threatened against the Company or any Company Subsidiary; (iii) neither the Company nor any of the Company Subsidiaries has notice of any adversely held patent, invention, copyright, trademark, service mark or trade name of any other Person, and neither the Company nor any of the Company Subsidiaries has any Knowledge of or any reasonable basis for any charge or Claim that any third party is infringing or violating the Intellectual Property owned or controlled by the Company or any Company Subsidiary; and (iv) the Company and the Company Subsidiaries own full legal and beneficial title to the Intellectual Property owned by the Company free and clear of all Liens, except for Permitted Liens.

                   (c) The Company and each Company Subsidiary have at all times used reasonable efforts to protect their proprietary information and trade secrets and to prevent the same from being released into the public domain. Except as set forth on Schedule 2.10(c), the Company and each Company Subsidiary have caused each person currently or formerly employed by the Company or any Company Subsidiary, as the case may be, (including independent consultants and contractors, if any) to execute and deliver to the Company or Company Subsidiary, as the case may be, an employee (or consultant's) inventions and proprietary information assignment agreement in the Company's standard form, and no such person is in violation or breach of any such agreement, nor does any such person have any claim, right or interest with respect to any Intellectual Property owned by the Company.

         2.11. Non-Contravention. The execution and delivery of this Agreement and the Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the Transactions by the Company will not (with or without notice or lapse of time)
(i) violate or conflict with any provision of the organizational documents of the Company; (ii) except as set forth on Schedule 2.11 and subject to obtaining the consents, approvals and authorizations or making such filings or giving such notices referred to in Section 2.14 and on Schedule 2.14, violate, conflict with or result in the breach of any provision of, or result in a modification of or otherwise entitle any party to terminate, accelerate, amend, cancel or constitute (whether after the filing of notice or lapse of time or both) a default under or impair or alter the rights of the Company, any Company Subsidiary or any third party under, any Material Contract to which the Company or any Company Subsidiary is a party or by which or to which any of the Company's or any of the Company Subsidiaries' assets or properties may be bound or subject (each, a "Company Material Contract"); (iii) subject to the exceptions set forth in Section 2.12 and on Schedule 2.12, violate any Applicable Laws; (iv) violate or result in the revocation or suspension of any permit; or (v) result in the creation or imposition of any Lien upon any of the property or assets of the Company or any of the Company Subsidiaries pursuant to any provision of, any contract or Lien.

         2.12. Consents and Approvals. Except for those consents, approvals, authorizations, filings or notices set forth on Schedule 2.12, neither the Company nor any Company Subsidiary is required to obtain or make (as applicable) any consent, approval or authorization of, filing with, or notice to, any Governmental Body or any third party in connection with the execution, delivery and performance by the Company of this Agreement, each and every agreement contemplated hereby, and the consummation by the Company of the Transactions.

         2.13.     Employee Benefit Plans; ERISA.
                   -----------------------------

                   (a) Set forth on Schedule 2.13(a) is a true and complete list of each Benefit Plan sponsored, maintained, or contributed to, or required to be contributed to by the Company or any Company Subsidiary, in which present or former employees of the Company or any Company Subsidiary participate, or with respect to which the Company or any of the Company Subsidiaries has any liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

                   (b) Except as disclosed on Schedule 2.13(b): (A) each of the Company's Benefit Plans and each Company Subsidiary's Benefit Plans have been maintained and are in compliance with the terms of such Benefit Plans and all Applicable Laws.

                   (c) Neither the Company nor any Company Subsidiary has ever maintained, established, sponsored, participated in, or contributed to, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") subject to Part 3 Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                   (d) Neither the Company nor any Company Subsidiary has ever maintained, established, sponsored, participated in or contributed to any self-insured "group health plan" (within the meaning of Section 5000(b)(i) of the Code) that provides benefits to employees (other than medical flexible spending account, health reimbursement arrangement or similar program, including any such plan pursuant to which a stop-loss policy or contract applies).

                   (e) Neither the Company nor any Company Subsidiary has ever contributed to or been obligated to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Neither the Company nor any Company Subsidiary has ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

                   (f) No Company Benefit Plan provides, or reflects or represents any liability to provide, post-termination or retiree life insurance, health or other employee welfare benefits to any person for any reason, except as may be required by COBRA or other Applicable Law, and neither the Company nor any Company Subsidiary has ever represented, promised, or contracted (whether orally or in writing) to any employee (either individually or to employees as a group) or any other person that such employee(s) or other persons would be provided with life insurance, health or other employee benefits after termination or retirement, except as required by statute.

                   (g) Schedule 2.13(g) sets forth a complete and accurate list of each employee of the Company and each Company Subsidiary, including the name of such employee and the salary, wage or other compensation paid to each such employee on annual or hourly basis, as the case may be, on the date hereof, as well as the date of employment, their position, the date of their last increase in compensation and any other benefits or amount accrued by or owed to such employee, including without limitation any vacation days, sick days or holidays. To the Company's Knowledge, no such employee intends to terminate his or her employment with the Company for any reason. Schedule 2.13(g) also sets forth a complete and accurate list of each independent contractor or consultant engaged by the Company or any Company Subsidiary, including such contractor's or consultant's manner and amount of compensation, date of retention and the date of the last increase in such compensation.

                   (h) Except as set forth on Schedule 2.13(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or any termination of employment or service in connection therewith will: (i) result in any payment (including severance, golden parachute, bonus or otherwise), becoming due and payable to any employee or former employee of the Company or any Company Subsidiary, (ii) result in any forgiveness of indebtedness owed or payable by any employee or former employee to the Company, (iii) materially increase any benefits otherwise payable by the Company or any Company Subsidiary, or (iv) result in the acceleration of the time of payment or vesting of any such benefits, except as required under
Section 411(d)(3) of the Code.

                   (i) Except as set forth on Schedule 2.13(i), there is no agreement, plan, arrangement or other contract covering any employee that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably by expected to, give rise directly or indirectly to the payment of any amount that would be characterized as a "parachute payment" within the meaning of Section 280G(b)(1) of the Code. There is no agreement, plan, contract or other arrangement by which the Company or any Company Subsidiary is or was bound to compensate any employee for excise taxes paid pursuant to Section 4999 of the Code. Schedule 2.13(i) lists all persons that the Company reasonably believes are "disqualified persons" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof.

         2.14. Company Material Contracts. A complete and accurate list of all Company Material Contracts is set forth on Schedule 2.14. Each Company Material Contract: (i) is the legal, valid, binding and enforceable agreement of the Company in full force and effect, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in equity or at law). Neither the Company nor any Company Subsidiary is in default under any Company Material Contract, nor to the Knowledge of the Company and the Company Subsidiaries, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder. To the Knowledge of the Company and the Company Subsidiaries, no other party to any such Company Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Except as separately identified on Schedule 2.14, no notice to, approval of or consent of any person is needed in order that the contracts and other agreements set forth or required to be set forth on Schedule 2.14 or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

         2.15.     Taxes. Except as set forth in Schedule 2.15:

                   (a) Filing of Tax Returns. The Company and each Company Subsidiary have timely filed, or have had timely filed on their behalf, with the appropriate Taxing authorities all Tax Returns in respect of Taxes required to be filed by them. The Tax Returns filed (including any amendments thereof) are complete and accurate in all material respects. The Company and each Company Subsidiary have not requested any extension of time within which to file any Tax Return in respect of any Taxes, which Tax Return has not since been filed in a timely manner. To the Knowledge of the Company, no claim has ever been made by any Taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns, or has Tax Returns filed on their behalf, that they are or may be subject to taxation by that jurisdiction, or liable for Taxes owing to that jurisdiction.

                   (b) Payment of Taxes. All Taxes owed by the Company and each Company Subsidiary (whether or not shown as due on any Tax Returns) have been paid in full or adequate reserves on their respective books and/or records have been established. The Company and each Company Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party. The Company has made all required estimated Tax payments sufficient to avoid any underpayment penalties. The unpaid Taxes of the Company and each Company Subsidiary (A) do not, as of the Closing Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing differences between book and Tax income) set forth on the face of the Company's and each Company Subsidiary's most recent balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and each Company Subsidiary in filing, or having filed on their behalf, their Tax Returns. The charges, accruals and reserves on the books of the Company and each Company Subsidiary in respect of any liability for Taxes (x) based on or measured by net income for any years not finally determined, (y) with respect to which the applicable statute of limitations has not expired or (z) that has been previously deferred, are adequate to satisfy any assessment for such Taxes for any such years.

                   (c) Audits, Investigations or Claims. There is no dispute or claim which has not been resolved concerning any Tax liability of the Company or any Company Subsidiary either (A) claimed or raised by any Taxing authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company or any Company Subsidiary has Knowledge. There is no currently pending audit of any Tax Return of the Company or any Company Subsidiary by any Taxing authority, and neither the Company nor any Company Subsidiary has ever been notified in writing that any Taxing authority intends to audit any Tax Return of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has executed any outstanding waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                   (d) Lien. There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) on any assets of the Company or any Company Subsidiary.

                   (e) Tax Elections. The Company and each Company Subsidiary (i) have not agreed and are not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) have not made an election pursuant to Code Sections 338 or 336(e) or the regulations thereunder or any comparable provisions of any foreign or state or local income tax law; (iii) are not subject to any constructive elections under Code Section 338 or the regulations thereunder; (iv) have not made any payments, are not obligated to make any payments, and are not a party to any agreement that under certain circumstances could obligate them to make any payments that will not be deductible under ss.280G and ss.162(m) of the Code; and (v) have not made any of the foregoing elections and are not required to apply any of the foregoing rules under any comparable state or local income Tax provision.

                   (f) Prior Affiliated Groups. The Company and each Company Subsidiary (A) have never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which was the Company) and (B) do not have any liability for the Taxes of any person (other than any of the Company and the Company Subsidiaries) under Treas. Reg. ss.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                   (g) Tax Sharing Agreements. Neither the Company nor any Company Subsidiary is a party to any Tax allocation, indemnity or sharing or similar agreement.

                   (h) Section 355. Neither the Company nor any Company Subsidiary has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

                   (i) Partnerships. Neither the Company nor any Company Subsidiary owns an interest in a partnership for Tax purposes.

         2.16.     Environmental Matters. Except as set forth on Schedule 2.16:
(i) the Company and each Company Subsidiary are in compliance in all material respects with applicable Environmental Laws; (ii) the Company and each Company Subsidiary have all Permits required pursuant to Environmental Laws and are in compliance in all material respects with the terms thereof; (iii) there are no past or present events, activities, practices, incidents, actions or plans in connection with the operations of the Company or any Company Subsidiary which have given rise to or are reasonably likely to give rise to any material liability on the part of the Company or any Company Subsidiary under any Environmental Law; (iv) neither the Company nor any Company Subsidiary has generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Environmental Laws; (v) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of the Company or any Company Subsidiary or the use of any property or facility by the Company or any Company Subsidiary, or to the

Knowledge of Company or any Company Subsidiary, any nearby or adjacent properties, in each case, which has created or might reasonably be expected to create any material liability under any Environmental Law or which would require reporting to or notification of any Governmental Body; and (vi) to the Knowledge of the Company or any Company Subsidiary, no asbestos containing materials or polychlorinated biphenyl or underground storage tank is contained in or located at any facility now or previously owned or leased by the Company or any Company Subsidiary.

         2.17.     Real Property.
                   -------------

                   (a) Neither the Company nor any Company Subsidiary owns, or has owned, any real property or any freehold interest in any real property.

                   (b) Schedule 2.17(b) sets forth a true, correct and complete list of all leases, subleases, licenses and other agreements (collectively, the "Company Real Property Leases") under which the Company or any Company Subsidiary uses or occupies or has the right or obligation to use or occupy or pay rent or other fees for use thereof, now or in the future, any real property. Each Company Real Property Lease is valid, binding and in full force and effect, and as of the Closing, all amounts owing pursuant to the Company Real Property Leases will have been paid in full.

         2.18. Broker's Fees. No broker, finder, agent or similar intermediary has acted on behalf of the Company or any Company Subsidiary in connection with this Agreement or the Transactions, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or Company Subsidiary.

         2.19. Insurance. The Company and the Company Subsidiaries maintain insurance policies against all risks and liabilities to an extent and in a manner customarily insured against by persons operating comparable properties, assets or businesses in the same geographic locations. All such insurance policies are listed on Schedule 2.19 and are in full force and effect, all premiums due and payable thereon have been paid and no written or oral notice of cancellation or termination has been received and is outstanding. The insurance coverage provided by the policies listed on Schedule 2.19 will not terminate or lapse by reason of the transactions contemplated by this Agreement. The Company has not received notice that any insurer under any policy listed (or that should be listed) on Schedule 2.19 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Neither the Company nor any of the Company Subsidiaries has any Knowledge of any facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against the Company or any of the Company Subsidiaries which will not be fully covered by such policies. Neither the Company nor any of the Company Subsidiaries has received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future.

         2.20. Labor and Employment Matters. The Company and each of the Company Subsidiaries is not now, and has not been in the last five years, bound by or party to any collective bargaining agreement and, to the Knowledge of the Company and the Company Subsidiaries, no application for certification of a collective bargaining agent is pending. The Company and each of the Company Subsidiaries is in compliance with all Applicable Laws applicable to the Company and each of the Company Subsidiaries affecting employment practices and terms and conditions of employment. The services provided by each employee of the Company or any Company Subsidiary are terminable at will by the Company or Company Subsidiary, as the case may be, and such termination would result in no liability to the Company or Company Subsidiary, as the case may be.

         2.21.     Interested Party Transactions. Except as set forth in
Schedule 2.21, no current or former officer, director or employee of the Company or any Company Subsidiary has any interest in: (i) any equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any Intellectual Property owned or controlled by the Company or any Company Subsidiary, used in connection with the Company's or any Company Subsidiary's business, (ii) any creditor, supplier, customer, manufacturer, or distributor of any of the Company or any Company Subsidiary products, (iii) any entity that competes with the Company or any Company Subsidiary, or (iv) any agreement, obligation or commitment, written or oral, to which the Company or any Company Subsidiary is a party.

         2.22. Minute Book Contents. The Company has delivered to the Parent, or its representative, copies of: (i) all minutes of the meetings, resolutions or actions by written consent of the shareholders of the Company,
(ii) all minutes of the meetings, resolutions or actions by unanimous written consent of the Company's board of directors, and (iii) the statutory books and registers of the Company (collectively, the "Company Minute Book Contents"). The Company Minute Book Contents are complete and accurate in all material respects and reflect all corporate action taken to date the consummation of which required the approval of the directors and/or the shareholders of the Company, as the case may be.

         2.23. Full Disclosure. This Agreement (including the disclosure schedules) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein, in the context in which made or provided, not false or misleading.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

         The Parent hereby represents and warrants to the Company and each of the Somanta Shareholders as of the date hereof (subject to such exceptions or qualifications as are disclosed in writing in the disclosure schedule certified by a duly authorized officer of the Parent and supplied by the Parent to the Company and each Somanta Shareholder dated as of the date hereof, which schedules shall provide an exception to or otherwise qualify only those representations and warranties of the Parent contained in the section of this Agreement (i) corresponding or cross-referenced to be the part or section reference of the schedule where such disclosure appears or (ii) to which such information set forth on such schedule reasonably relates, and such exceptions or qualifications shall not otherwise be deemed to be an exception to, or qualify, any other representation or warranty) as follows:

         3.1. Organization and Qualification; Subsidiaries. The Parent and each Subsidiary of the Parent (collectively, the "Parent Subsidiaries") is a corporation, limited liability company or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has requisite power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as currently conducted. The Parent and each Parent Subsidiary has delivered to the Parent true and correct copies of its Articles of Incorporation or other organizational documents, as amended to date. The Parent and each Parent Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. "Parent Material Adverse Effect," as used in this Agreement, shall mean any change, effect, event or occurrence that is materially adverse to the condition (financial or otherwise), assets, properties, business, prospects or operations of the Parent and the Parent Subsidiaries, taken as a whole. Notwithstanding any reference to "Parent Subsidiary" or "Parent Subsidiaries" contained in this Agreement, the Parent does not have any Subsidiary or Subsidiaries, nor is it a party to any Contract, other than this Agreement, to invest in, or create, any Subsidiary.

         3.2. Authority to Execute and Perform Agreement. The Parent has the requisite power and all authority required to enter into, execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized by all necessary corporate action.

         3.3. Binding Effect. This Agreement and the related Transaction Documents to which Parent is a party, have been, or will be, validly executed and delivered by the Parent and, assuming the due execution and delivery hereof and thereof by the Company, the Somanta Shareholders and Somanta Optionholders, constitutes, or will constitute, a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.

         3.4.      Capitalization.
                   --------------

                   (a) As of the date hereof, a total of 18,240,000 shares of capital stock of the Parent are authorized, consisting of (i) 18,230,000 authorized shares of common stock, par value $0.01 per share, of the Parent of which 7,865,000 shares of common stock are issued and outstanding, all of which have been validly issued and are fully paid and non-assessable, and none of which is subject to preemptive rights or rights of first refusal created by statute, the Parent's Articles of Incorporation, Bylaws or any agreement to which the Parent is a party or by which it is bound (in each case that have not been complied with or waived); and (ii) 10,000 authorized shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. The Parent has no other authorized, issued or outstanding class of capital stock. All outstanding securities issued by the Parent were issued in compliance with all applicable federal and state securities laws. Neither the Parent nor any Parent Subsidiary is bound by any contract or other agreement pursuant to which it is or may become obligated to repurchase, redeem or otherwise acquire any outstanding shares of Parent capital stock.

                   (b) Except as set forth in Schedule 3.4, there are no existing options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls or commitments relating to (i) the authorized and unissued capital stock of the Parent or any Parent Subsidiary, or (ii) any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Parent or any Parent Subsidiary, any shares of capital stock of the Parent or any Parent Subsidiary and no such convertible or exchangeable securities or obligations are outstanding. Except as set forth on Schedule 3.4, there are no contracts, commitments or agreements relating to voting, purchase or sale of Parent Shares between the Parent and any of its shareholders or any third party.

         3.5.      Financial Statements.
                   --------------------

                   (a) The Parent has delivered to the Company its unaudited balance sheet as of April 30, 2005 and the statements of income and cash flow for the twelve month period ended on April 30, 2005 (the "Parent Financial Statements"). The Parent Financial Statements and any notes related thereto comply as to form in all material respects with applicable accounting requirements and have been prepared in accordance with United States generally accepted accounting principles ("USGAAP") applied on a consistent basis throughout the periods involved, except as may be indicated in the notes thereto and fairly present in all material respects the consolidated financial position of the Parent and the Parent Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The Parent maintains a standard system of accounting and internal controls established and administered in accordance with good business practices sufficient to permit the preparation of consolidated financial statements in accordance with USGAAP.

                   (b) Neither the Parent nor any of the Parent Subsidiaries have any direct or indirect Liabilities that were not fully and adequately reflected or reserved against on the Parent Financial Statements. Except as set forth on Schedule 3.5(b), neither the Parent nor any Parent Subsidiary has any Knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities which are reasonably likely to have a Parent Material Adverse Effect.

         3.6. No Material Adverse Change. Except as set forth on Schedule 3.6, since April 30, 2005,

                   (a) the Parent and the Parent Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no: (i) change in the business, properties, assets, prospects, operations or condition (financial or otherwise) of the Parent or any of the Parent Subsidiaries which has resulted or reasonably could be expected to result in or which the Parent or any Parent Subsidiary has reason to believe could result in a Parent Material Adverse Effect, and neither the Parent nor any of the Parent Subsidiaries has any Knowledge of any such change that is threatened, nor has there been any damage, destruction or loss affecting the business, properties, assets, prospects, operations or condition (financial or otherwise) of the Parent or any of the Parent Subsidiaries, whether or not covered by insurance which has resulted or reasonably could be expected to result in or which the Parent or any Parent Subsidiary has reason to believe could result in a Parent Material Adverse Effect; (ii) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Parent or any Parent Subsidiary or any revaluation by the Parent or any Parent Subsidiary of any Parent or Parent Subsidiary asset; or
(iii) increase in or modification or acceleration of the compensation or benefits paid, payable or to become payable by the Parent to any of its officers, directors or employees, pursuant to any Benefit Plan, stock option plan, stock option agreement or any other agreement or arrangement; and

                   (b)     Neither the Parent, nor any Parent Subsidiary, has
(i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, (iii) sold, issued or granted, or authorized the issuance of, (A) any capital stock or other security, (B) any option, warrant or right to acquire any capital sock or any other security, (C) any instrument convertible into or exchangeable for any capital stock or other security, (iv) made any capital expenditure which, when added to all other capital expenditures made on behalf of the Parent and the Parent Subsidiaries since April 30, 2005 exceeds $10,000 in the aggregate, (v) made any material Tax election.

         3.7. Litigation. There are no Legal Proceedings pending or, to the Knowledge of the Parent or any Parent Subsidiary, threatened against or involving the Parent, any Parent Subsidiary, or any of their respective property, assets, officers or directors (in their capacities as such). There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Parent or any Parent Subsidiary.

         3.8. Assets; Title to Properties; Absence of Liens. The assets (whether tangible or intangible) of the Parent constitute all the assets necessary or desirable to conduct the Parent's business as currently conducted. The Parent and each Parent Subsidiary has good marketable, full legal and beneficial title to all of their respective assets (whether tangible or intangible) and properties, whether real, personal or fixed, that are used in the conduct of the Parent's business or that are reflected in the balance sheet included in the Financial Statements, free and clear of all Liens, except (i) for Liens set forth on Schedule 3.8 hereto, (ii) for Liens for Taxes not yet due and payable or which the Parent or any Parent Subsidiary is contesting in good faith and for which adequate reserves have been established, (iii) for such properties and assets as may have been sold since the date hereof in the ordinary course of business, and (iv) for Liens not securing debt that do not materially detract from the value or materially interfere with the use of the property subject thereto (collectively, "Parent Permitted Liens"). The tangible assets of the Parent and each Parent Subsidiary are in good operating condition and repair, except for reasonable wear and tear that does not materially affect the use or operation of such asset.

         3.9. Compliance with Laws. Neither the Parent nor any Parent Subsidiary is in violation of, default under, or conflict with, any applicable Order or any Applicable Law, except for any such violations that would not, individually or in the aggregate, have a Parent Material Adverse Effect. The Parent and each Parent Subsidiary has obtained all consents, licenses, permits, grants or other authorization from each Governmental Agency that is required or necessary for the operation of the Parent's or such Parent Subsidiary's business (the "Parent Authorizations"), and all of such Parent Authorizations are in full force and effect.

         3.10.     Intellectual Property.
                   ---------------------

                   (a) Schedule 3.10(a) sets forth separately all material Intellectual Property owned, used, licensed or controlled by the Parent or any Parent Subsidiary, all applications for any of the foregoing, and all permits, grants and licenses relating to any of the foregoing under which the Parent or any Parent Subsidiary is a licensee or a licensor, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis.

                   (b) Except as set forth on Schedule 3.10(b): (i) none of the Intellectual Property owned, used, licensed or controlled by the Parent, or products or services owned, used, sold or licensed by the Parent or any Parent Subsidiary infringes upon or otherwise violates any intellectual property rights of any third party, and to the Knowledge of the Parent and the Parent Subsidiaries, no other Person's operations or activities conflict with the use and registration of the Intellectual Property owned, used, licensed or controlled by the Parent; (ii) neither the Parent nor any Parent Subsidiary has received notice of any Claim contesting the right of the Parent or any Parent Subsidiary to use or sell, license or make available to any Person any of the Parent's products or services, and to the Knowledge of the Parent and the Parent Subsidiaries, no such Claim has been threatened against the Parent or any Parent Subsidiary; (iii) neither the Parent nor any of the Parent Subsidiaries has notice of any adversely held patent, invention, copyright, trademark, service mark or trade name of any other Person, and neither the Parent nor any of the Parent Subsidiaries has any Knowledge of or any reasonable basis for any charge or Claim that any third party is infringing or violating the Intellectual Property owned or controlled by the Parent or any Parent Subsidiary; and (iv) the Parent and the Parent Subsidiaries own full legal and beneficial title to the Intellectual Property owned by the Parent free and clear of all Liens, except for Permitted Liens.

                   (c) The Parent and each Parent Subsidiary have at all times used reasonable efforts to protect their proprietary information and trade secrets and to prevent the same from being released into the public domain. Except as set forth on Schedule 3.10(c), the Parent and each Parent Subsidiary have caused each person currently or formerly employed by the Parent or any Parent Subsidiary, as the case may be, (including independent consultants and contractors, if any) to execute and deliver to the Parent or Parent Subsidiary, as the case may be, an employee (or consultant's) inventions and proprietary information assignment agreement in the Parent's standard form, and no such person is in violation or breach of any such agreement, nor does any such person have any claim, right or interest with respect to any Intellectual Property owned by the Parent.

         3.11. Non-Contravention. The execution and delivery of this Agreement and the Transaction Documents by the Parent, the performance by the Parent of its obligations hereunder and thereunder, and the consummation of the Transactions by the Parent will not (with or without notice or lapse of time)
(i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Parent or equivalent organizational documents of any Parent

Subsidiary; (ii) except as set forth on Schedule 3.11 and subject to obtaining the consents, approvals and authorizations or making such filings or giving such notices referred to in Section 3.14 and on Schedule 3.14, violate, conflict with or result in the breach of any provision of, or result in a modification of or otherwise entitle any party to terminate, accelerate, amend, cancel or constitute (whether after the filing of notice or lapse of time or both) a default under or impair or alter the rights of the Parent, any Parent Subsidiary or any third party under, any Material Contract to which the Parent or any Parent Subsidiary is a party or by which or to which any of the Parent's or any of the Parent Subsidiaries' assets or properties may be bound or subject (each, a "Parent Material Contract"); (iii) subject to the exceptions set forth in
Section 3.12 and on Schedule 3.12, violate any Applicable Laws; (iv) violate or result in the revocation or suspension of any permit; or (v) result in the creation or imposition of any Lien upon any of the property or assets of the Parent or any of the Parent Subsidiaries pursuant to any provision of, any contract or Lien.

         3.12. Consents and Approvals. Except for (i) those consents, approvals, authorizations, filings or notices set forth on Schedule 3.12; (ii) applicable requirements of the Securities Act or state securities or "blue sky" laws ("Blue Sky Laws"), neither Parent nor any Parent Subsidiary is required to obtain or make (as applicable) any consent, approval or authorization of, filing with, or notice to, any Governmental Body or any third party in connection with the execution, delivery and performance by the Parent of this Agreement, each and every agreement contemplated hereby, and the consummation by the Parent of the Transactions.

         3.13.     Employee Benefit Plans; ERISA.
                   -----------------------------

                   (a) Set forth on Schedule 3.13(a) is a true and complete list of each Benefit Plan sponsored, maintained, or contributed to, or required to be contributed to by the Parent or any Parent Subsidiary, in which present or former employees of the Parent or any Parent Subsidiary participate, or with respect to which the Parent or any of the Parent Subsidiaries has any liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

                   (b) Except as disclosed on Schedule 3.13(b): (A) each of the Parent's Benefit Plans and each Parent Subsidiary's Benefit Plans have been maintained and are in compliance with the terms of such Benefit Plans and all Applicable Laws, including, without limitation, the Code and ERISA; (B) each of the Parent's Benefit Plans and each Parent Subsidiary's Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code have been determined by the IRS to be so qualified and, to the Knowledge of the Parent, and the Parent Subsidiaries, no event or circumstance has occurred since the date of such determination which would jeopardize the qualification of any of the Parent's Benefit Plans or any Parent Subsidiary's Benefit Plans; and (C) none of the Parent's Benefit Plans or Parent Subsidiary's Benefit Plans is subject to Title IV of ERISA.

                   (c) Neither the Parent nor any Parent Subsidiary has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan subject to Part 3 Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                   (d) Neither the Parent nor any Parent Subsidiary has ever maintained, established, sponsored, participated in or contributed to any self-insured "group health plan" (within the meaning of Section 5000(b)(i) of the Code) that provides benefits to employees (other than medical flexible spending account, health reimbursement arrangement or similar program, including any such plan pursuant to which a stop-loss policy or contract applies).

                   (e) Neither the Parent nor any Parent Subsidiary has ever contributed to or been obligated to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Neither the Parent nor any Parent Subsidiary has ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

                   (f) No Parent Benefit Plan provides, or reflects or represents any liability to provide, post-termination or retiree life insurance, health or other employee welfare benefits to any person for any reason, except as may be required by COBRA or other Applicable Law, and neither the Parent nor any Parent Subsidiary has ever represented, promised, or contracted (whether orally or in writing) to any employee (either individually or to employees as a group) or any other person that such employee(s) or other persons would be provided with life insurance, health or other employee benefits after termination or retirement, except as required by statute.

                   (g) Schedule 3.13(g) sets forth a complete and accurate list of each employee of the Parent and each Parent Subsidiary, including the name of such employee and the salary, wage or other compensation paid to each such employee on annual or hourly basis, as the case may be, on the date hereof, as well as the date of employment, their position, the date of their last increase in compensation and any other benefits or amounts accrued by or owed to such employee, including without limitation any vacation days, sick days or holidays. To the Parent's Knowledge, no such employee intends to terminate his or her employment with the Parent for any reason. Schedule 3.13(g) also sets forth a complete and accurate list of each independent contractor or consultant engaged by the Parent or any Parent Subsidiary, including such contractor's or consultant's manner and amount of compensation, date of retention and the date of the last increase in such compensation.

                   (h) Except as set forth on Schedule 3.13(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or any termination of employment or service in connection therewith will: (i) result in any payment (including severance, golden parachute, bonus or otherwise), becoming due and payable to any employee or former employee of the Parent or any Parent Subsidiary, (ii) result in any forgiveness of indebtedness owed or payable by any employee or former employee to the Parent, (iii) materially increase any benefits otherwise payable by the Parent or any Parent Subsidiary, or (iv) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code.

                   (i) Except as set forth on Schedule 3.13(i), there is no agreement, plan, arrangement or other contract covering any employee that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably by expected to, give rise directly or indirectly to the payment of any amount that would be characterized as a "parachute payment" within the meaning of Section 280G(b)(1) of the Code. There is no agreement, plan, contract or other arrangement by which the Parent or any Parent Subsidiary is or was bound to compensate any employee for excise taxes paid pursuant to Section 4999 of the Code. Section 3.14(i) lists all persons that the Parent reasonably believes are "disqualified persons" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof.

         3.14. Parent Material Contracts. A complete and accurate list of all Parent Material Contracts is set forth on Schedule 3.14. Each Parent Material Contract: (i) is the legal, valid, binding and enforceable agreement of the Parent in full force and effect, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in equity or at law). Neither the Parent nor any Parent Subsidiary is in default under any Parent Material Contract, nor to the Knowledge of the Parent and the Parent Subsidiaries, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder. To the Knowledge of the Parent and the Parent Subsidiaries, no other party to any such Parent Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Except as separately identified on Schedule 3.14, no notice to, approval of or consent of any person is needed in order that the contracts and other agreements set forth or required to be set forth on Schedule 3.14 or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

         3.15.     Taxes. Except as set forth in Schedule 3.15:

                   (a) Filing of Tax Returns. The Parent and each Parent Subsidiary have timely filed, or have had timely filed on their behalf, with the appropriate Taxing authorities all Tax Returns in respect of Taxes required to be filed by them. The Tax Returns filed (including any amendments thereof) are complete and accurate in all material respects. The Parent and each Parent Subsidiary have not requested any extension of time within which to file any Tax Return in respect of any Taxes, which Tax Return has not since been filed in a timely manner. To the Knowledge of the Parent, no claim has ever been made by any Taxing authority in a jurisdiction where the Parent or any Parent Subsidiary does not file Tax Returns, or has Tax Returns filed on their behalf, that they are or may be subject to taxation by that jurisdiction, or liable for Taxes owing to that jurisdiction.

                   (b) Payment of Taxes. All Taxes owed by the Parent and each Parent Subsidiary (whether or not shown as due on any Tax Returns) have been paid in full or adequate reserves on their respective books and/or records have been established. The Parent and each Parent Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder, or other third party. The Parent has made all required estimated Tax payments sufficient to avoid any underpayment penalties. The unpaid Taxes of the Parent and each Parent Subsidiary (A) do not, as of the Closing Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing differences between book and Tax income) set forth on the face of the Parent's and each Parent Subsidiary's most recent balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent and each Parent Subsidiary in filing, or having filed on their behalf, their Tax Returns. The charges, accruals and reserves on the books of the Parent and each Parent Subsidiary in respect of any liability for Taxes (x) based on or measured by net income for any years not finally determined, (y) with respect to which the applicable statute of limitations has not expired or (z) that has been previously deferred, are adequate to satisfy any assessment for such Taxes for any such years.

                   (c) Audits, Investigations or Claims. There is no dispute or claim which has not been resolved concerning any Tax liability of the Parent or any Parent Subsidiary either (A) claimed or raised by any Taxing authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Parent or any Parent Subsidiary has Knowledge. There is no currently pending audit of any Tax Return of the Parent or any Parent Subsidiary by any Taxing authority, and neither the Parent nor any Parent Subsidiary has ever been notified in writing that any Taxing authority intends to audit any Tax Return of the Parent or any Parent Subsidiary. Neither the Parent nor any Parent Subsidiary has executed any outstanding waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                   (d) Lien. There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) on any assets of the Parent or any Parent Subsidiary.

                   (e)     Tax Elections. The Parent and each Parent Subsidiary
(i) have not agreed and are not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) have not made an election pursuant to Code Sections 338 or 336(e) or the regulations thereunder or any comparable provisions of any foreign or state or local income tax law; (iii) are not subject to any constructive elections under Code Section 338 or the regulations thereunder; (iv) have not made any payments, are not obligated to make any payments and are not party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under ss.280G and ss.162(m) of the Code; and (v) have not made any of the foregoing elections and are not required to apply any of the foregoing rules under any comparable state or local income Tax provision.

                   (f) Prior Affiliated Groups. The Parent and each Parent Subsidiary (A) have never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which was the Parent) and (B) do not have any liability for the Taxes of any person (other than any of the Parent and the Parent Subsidiaries) under Treas. Reg. ss.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                   (g) Tax Sharing Agreements. Neither the Parent nor any Parent Subsidiary is a party to any Tax allocation, indemnity or sharing or similar agreement.

                   (h) Section 355. Neither the Parent nor any Parent Subsidiary has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

                   (i) Partnerships. Neither the Parent nor any Parent Subsidiary owns an interest in a partnership for Tax purposes.

         3.16.     Environmental Matters. Except as set forth on Schedule 3.16:
(i) the Parent and each Parent Subsidiary are in compliance in all material respects with applicable Environmental Laws; (ii) the Parent and each Parent Subsidiary have all Permits required pursuant to Environmental Laws and are in compliance in all material respects with the terms thereof; (iii) there are no past or present events, activities, practices, incidents, actions or plans in connection with the operations of the Parent or any Parent Subsidiary which have given rise to or are reasonably likely to give rise to any material liability on the part of the Parent or any Parent Subsidiary under any Environmental Law;
(iv) neither the Parent nor any Parent Subsidiary has generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Environmental Laws; (v) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of the Parent or any Parent Subsidiary or the use of any property or facility by the Parent or any Parent Subsidiary, or to the Knowledge of Parent or any Parent Subsidiary, any nearby or adjacent properties, in each case, which has created or might reasonably be expected to create any material liability under any Environmental Law or which would require reporting to or notification of any Governmental Body; and (vi) to the Knowledge of the Parent or any Parent Subsidiary, no asbestos containing materials or polychlorinated biphenyl or underground storage tank is contained in or located at any facility now or previously owned or leased by the Parent or any Parent Subsidiary.

         3.17.     Real Property.
                   -------------

                   (a) Neither the Parent nor any Parent Subsidiary owns, or has owned, any real property or any freehold interest in any real property.

                   (b) Schedule 3.17(b) sets forth a true, correct and complete list of all leases, subleases, licenses and other agreements (collectively, the "Parent Real Property Leases") under which the Parent or any Parent Subsidiary uses or occupies or has the right or obligation to use or occupy or pay rent or other fees for use thereof, now or in the future, any real property. Each Parent Real Property Lease is valid, binding and in full force and effect, and as of the Closing, all amounts owing pursuant to the Parent Real Property Leases will have been paid in full.

         3.18. Broker's Fees. Except as set forth on Schedule 3.18, no broker, finder, agent or similar intermediary has acted on behalf of the Parent or any Parent Subsidiary in connection with this Agreement or the Transactions, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Parent or Parent Subsidiary.

         3.19. Insurance. The Parent and the Parent Subsidiaries maintain insurance policies against all risks and liabilities to an extent and in a manner customarily insured against by persons operating comparable properties, assets or businesses in the same geographic locations. All such insurance policies are listed on Schedule 3.19 and are in full force and effect, all premiums due and payable thereon have been paid and no written or oral notice of cancellation or termination has been received and is outstanding. The insurance coverage provided by the policies listed on Schedule 3.19 will not terminate or lapse by reason of the transactions contemplated by this Agreement. The Company has not received notice that any insurer under any policy listed (or that should be listed) on Schedule 3.19 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Neither the Parent nor any of the Parent Subsidiaries has any Knowledge of any facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against the Parent or any of the Parent Subsidiaries which will not be fully covered by such policies. Neither the Parent nor any of the Parent Subsidiaries has received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future.

         3.20. Labor and Employment Matters. The Parent and each of the Parent Subsidiaries is not now, and has not been in the last five years, bound by or party to any collective bargaining agreement and, to the Knowledge of the Parent and the Parent Subsidiaries, no application for certification of a collective bargaining agent is pending. The Parent and each of the Parent Subsidiaries is in compliance with all Applicable Laws applicable to the Parent and each of the Parent Subsidiaries affecting employment practices and terms and conditions of employment. The services provided by each employee of the Parent or any Parent Subsidiary are terminable at will by the Parent or Parent Subsidiary, as the case may be, and such termination would result in no liability to the Parent or Parent Subsidiary, as the case may be.

         3.21.     Interested Party Transactions. Except as set forth on
Schedule 3.21, no current or former officer, director or employee of the Parent or any Parent Subsidiary has any interest in: (i) any equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any Intellectual Property owned or controlled by the Parent or any Parent Subsidiary, used in connection with the Parent's or any Parent Subsidiary's business, (ii) any creditor, supplier, customer, manufacturer, or distributor of any of the Parent or any Parent Subsidiary products, (iii) any entity that competes with the Parent or any Parent Subsidiary, or (iv) any agreement, obligation or commitment, written or oral, to which the Parent or any Parent Subsidiary is a party.

         3.22. Minute Book Contents. The Parent has delivered to the Parent, or its representative, copies of: (i) all minutes of the meetings or actions by written consent of the shareholders of the Parent, (ii) all minutes of the meetings or actions by unanimous written consent of the Parent's board of directors, and (iii) the stock records of the Parent (collectively, the "Parent Minute Book Contents"). The Parent Minute Book Contents are complete and accurate in all material respects and reflect all corporate action taken to date the consummation of which required the approval of the directors and/or the shareholders of the Parent, as the case may be.

         3.23. Full Disclosure. This Agreement (including the disclosure schedules) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein, in the context in which made or provided, not false or misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                             OF SOMANTA SHAREHOLDERS

         Each Somanta Shareholder, severally and not jointly, represents and warrants as of the date hereof and as of the Closing Date as follows:

         4.1. Title to Somanta Shares. Such Somanta Shareholder has good marketable, full legal and beneficial title to the Somanta Shares set forth opposite such Somanta Shareholder's name on Exhibit A hereto. Such Somanta Shares are free and clear of any Liens.

         4.2. Authorization. This Agreement constitutes such Somanta Shareholder's valid and legally binding obligation, enforceable in accordance with its terms. Such Somanta Shareholder represents that the same has full power and authority to enter into this Agreement.

         4.3. Purchase for Own Account. The Parent Common Stock will be acquired for investment for such Somanta Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Somanta Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Somanta Shareholder also represents that it has not been formed for the specific purpose of acquiring the Parent Common Stock.

         4.4. Disclosure of Information. At no time was such Somanta Shareholder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Parent Common Stock. Such Somanta Shareholder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Parent Common Stock to be purchased by such Somanta Shareholder under this Agreement. Such Somanta Shareholder further has had an opportunity to ask questions and receive answers from the Parent regarding the terms and conditions of the offering of the Parent Common Stock and to obtain additional information (to the extent the Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Somanta Shareholder or to which such Somanta Shareholder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Parent in
Article III.

         4.5. Investment Experience. Such Somanta Shareholder understands that the Share Exchange involves substantial risk. Such Somanta Shareholder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Somanta Shareholder is able to fend for itself, can bear the economic risk of such Somanta Shareholder's investment in the Parent Common Stock and has such knowledge and experience in financial or business matters that such Somanta Shareholder is capable of evaluating the merits and risks of this investment in the Parent Common Stock and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Parent and certain of its officers, directors or controlling persons of a nature and duration that enables such Somanta Shareholder to be aware of the character, business acumen and financial circumstances of such persons. Such Somanta Shareholder represents that such Somanta Shareholder is a resident at the address set forth on the signature page hereto or is an entity organized pursuant to the laws of the jurisdiction set forth on the signature page hereto.

         4.6. Accredited Investor Status. Such Somanta Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

         4.7. Restricted Securities. Such Somanta Shareholder understands that the shares of Parent Common Stock are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Parent in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Somanta Shareholder represents that such Somanta Shareholder is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Somanta Shareholder understands that the Parent is under no obligation to register any of the securities sold hereunder. Such Somanta Shareholder understands that no public market now exists for any of the Parent Common Stock and that it is uncertain whether a public market will ever exist for the Parent Common Stock.

         4.8. Additional Representations and Warranties for Non-U.S. Somanta Shareholders. Each Somanta Shareholder who is a non-U.S. person makes the following additional representations and warranties:

                   (a) Such Somanta Shareholder is not a U.S. person within the meaning of Regulation S promulgated under the Securities Act and is not acquiring the securities for the account or benefit of a U.S. person;

                   (b) Such Somanta Shareholder agrees to resell the Parent Common Stock issued to such Somanta Shareholder only in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such Parent Common Stock unless in compliance with the Securities Act.

                                    ARTICLE V

                      ADDITIONAL AGREEMENTS OF THE PARTIES

         5.1. Efforts; Consents. Each party hereto agrees to use, and shall cause its respective Subsidiaries to use, commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the Share Exchange and the Transactions. Without limiting the generality of the foregoing, each of the parties hereto shall use, and shall cause its respective Subsidiaries to use, reasonable best efforts to obtain all authorizations, consents, orders and approvals of Federal, state, local or foreign regulatory bodies, that are or may become necessary for the performance of its respective obligations pursuant to this Agreement, the Transactions Documents and the consummation of the Transactions, and shall cooperate fully in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary for the performance of its respective obligations pursuant to this Agreement, the Transaction Documents and the Transactions. The parties shall not take, and shall cause their respective Subsidiaries not to take, any action which would have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals, and the parties shall use, and shall cause their respective Subsidiaries to use, commercially reasonable efforts to secure such approvals as promptly as possible. The parties shall use, and shall cause their respective Subsidiaries to use, commercially reasonable efforts not to take any action or enter into any transaction which would result in a breach of any covenant made by such party in this Agreement.

         5.2. Board of Directors. At the Closing, the sitting Board of Directors of Parent will resign and the outgoing directors will appoint the following individuals to fill the vacancies thereby created on the Parent Board of Directors such that immediately following the Closing, the following persons will constitute the Parent Board of Directors: Agamemnon A. Epenetos, Terrance
J. Bruggeman, John R. Gibson, Michael Ashton, David W. Kramer and Jeffrey Davis, each to hold office from the Closing Date until their respective successors are duly elected or appointed and qualify, or they resign or are removed.

         5.3. Change of Name. The parties acknowledge and agree that promptly after the Closing the name of Parent shall be changed to "Somanta Incorporated" and that Parent will take all corporate action necessary to effect such name change, including, without limitation, soliciting the approval to such name change from the shareholders of Parent and filing with the New York Secretary of State an amendment to Parent's Articles of Incorporation effecting such name change.

         5.4. SCO Bridge Loan. Parent acknowledges and agrees that it is a condition to the closing of the Share Exchange and the Transactions that Parent shall have entered into binding definitive agreements with SCO reasonably acceptable to the Company, Company's counsel, SCO and SCO's counsel obligating SCO to loan Parent $1,000,000 (the "Bridge Loan Amount") at the Closing (the "SCO Loan Documents") the proceeds of such loan to be used in accordance with a budget mutually agreed upon between SCO and Parent, and that SCO will wire such amount into an account designated by Parent concurrent with the Closing. The SCO Loan Documents shall be substantially in the form of Exhibit D.

         5.5. Voting Agreement. The parties acknowledge and agree that it is a condition to the Closing that the Somanta Shareholders and the existing shareholders of Parent enter into a Voting Agreement, the form of which is attached hereto as Exhibit E (the "Voting Agreement") for the purpose of setting forth the manner in which such shareholders will vote their shares of Parent capital stock in the election of the Parent Board of Directors.

         5.6. Employment and Consulting Agreements.(a) The parties acknowledge and agree that it is a condition to the Closing that the existing Services Agreements between certain employees of the Company and the Company (the "Services Agreements") shall be terminated at the Closing. In addition, immediately prior to the closing of the PIPE Financing referenced in Section 5.9 below, each of the following persons will enter into an Employment Agreement with the Parent acceptable to each such person and the Parent substantially in the form attached hereto as Exhibit F, each such agreement to include the terms set forth on Schedule 2.13(g) applicable to each such person: Agamemnon Epenetos, Terrance Bruggeman and Kathleen Van Sleen (each, an "Employment Agreement, and collectively, the "Employment Agreements"); provided, however, that if immediately prior to the PIPE Financing any such individual refuses to enter into an Employment Agreement substantially in such form, the Parent shall not have breached this Section 5.6.

                   (b) Parent hereby acknowledges and agrees that as of the Closing, each of Agamemnon Epenetos, Terrance Bruggeman and Kathleen Van Sleen be, and they hereby are, engaged as employees of Parent. In consideration therefor, Parent will reimburse each of the foregoing for travel, entertainment and other out-of-pocket expenses that are reasonably incurred by each of the foregoing in performing such services to Parent. In order to be reimbursed for such expenses, however, each of the foregoing must provide Parent with the relevant receipts detailing such expenses. Except for Prof. Epenetos, none of the foregoing will receive any compensation, cash or otherwise (and no such compensation shall accrue or otherwise be deemed deferred), unless and until the closing of the PIPE Financing at which time each of the foregoing will receive the bonus set forth below and shall enter into the Employment Agreements described above. Effective June 1, 2005 and through the date of the closing of the PIPE Financing, Prof. Epenetos shall be paid fifty percent (50%) of the annual base salary applicable to Prof. Epenetos set forth on Schedule 2.13(g) to this Agreement. At the closing of the PIPE Financing, each of Mr. Bruggeman and Ms. Van Sleen will receive a bonus equal to fifty percent (50%) of one month's base salary applicable to such person as set forth on Schedule 2.13(g) to this Agreement multiplied by the number of months that have elapsed between June 1, 2005 and the date of the closing of such PIPE Financing, prorated for any partial months; provided, however, that no such bonus shall exceed an amount equal to six (6) months multiplied by fifty percent (50%) of the applicable one month's base salary.

         5.7. Transfer of Company Assets to Parent. As promptly as practical following the Closing, Parent shall cause all of the assets of the Company to be transferred to Parent at which time the Parent may elect to dissolve Company.

         5.8. Reverse Merger into Public Reporting Company. The parties acknowledge and agree that as promptly as practical following the Closing, the Parent will seek to identify an appropriate entity that is subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended for the purpose of merging with such entity or a wholly-owned subsidiary of such entity.

         5.9. Additional Funding. In connection with the closing of the transaction referenced in Section 5.8, Parent intends to raise approximately $15,000,000 to $20,000,000 in a privately placed equity financing transaction arranged through the assistance of SCO (the "PIPE Financing"), it being understood that the timing of the consummation of such equity financing shall be in the reasonable discretion of SCO after giving due consideration to investor interest and the market for such securities in general.

         5.10. Officers of Parent. At the Closing, the following individuals shall appointed to the following offices of Parent: Agamemnon A. Epenetos, Chief Executive Officer; Terrance J. Bruggeman, Executive Chairman; Luiz Porto, Vice President of Clinical Affairs; Gary Bower, Vice President of Manufacturing and Pre-Clinical Affairs; and Kathleen Van Sleen, Vice President and Chief Financial Officer and Secretary, each to hold office from the Closing Date until their respective successors are duly elected or appointed and qualify, or they resign or are removed.

         5.11. Payment of Taxes. Parent shall pay any transfer taxes due to the United Kingdom tax authorities arising from or related to the Share Exchange.

         5.12. Option Pool. The parties acknowledge and agree that, from and after the closing of the reverse merger described in Section 5.8 above, Parent (or any successor entity) shall maintain under its equity incentive plan a number of shares equal to approximately 15% of the outstanding capital stock of Parent (or such successor entity), excluding the Bridge Substitute Options issued to the Somanta Optionholders pursuant to this Agreement. For avoidance of doubt, from and after the closing of the reverse merger described in Section 5.8 above and the closing of any additional financing transaction as contemplated by
Section 5.9 above, Parent shall have reserved a number of shares equal to fifteen percent (15%) of the outstanding capital stock of Parent at such time, and the Bridge Substitute Options shall not be included in such fifteen percent (15%), but shall be granted under the equity incentive plan at the Closing and shall be in addition to such fifteen percent (15%).

         5.13. Special Capitalization Indemnity.(a) Subject to the provisions of Section 5.13(e) below, Agamemnon Epenetos (the "Indemnifying Party") agrees to indemnify and hold harmless the Parent, it's Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns (each, an "Indemnified Party"), from and against any losses, damages, expenses or costs (including reasonable legal fees and expenses) (collectively, "Losses") which are caused by or arise out of (i) any breach or inaccuracy of the representations and warranties contained in Section
2.4 of this Agreement and (ii) any and all third party actions, suits, proceedings, claims, demands or judgments relating to, or arising out of, the foregoing (in each such case a "Claim").

                   (b) An Indemnified Party under this Agreement shall, with respect to any Claim asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

                   (c) The Parent shall conduct the defense of such Claim through counsel of its choosing and shall be responsible for the expenses of such defense, subject to the provisions of 5.13(d) below. If no payments (whether in cash, transfer of shares or otherwise) are made by the Indemnifying

Party under the provisions of this Section 5.13 with respect to a Claim, the Indemnifying Party will have no responsibility for the cost of the defense. The Indemnified Party shall not settle any such Claim without prior notice to and consultation with the Indemnifying Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). The parties agree to cooperate in defending such third party Claims and the Indemnified Party shall provide such cooperation as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

                   (d) With regard to Claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the Claim. The reasonable expenses of counsel to the Indemnified Party shall be reimbursed by the Indemnifying Party at the same time a payment is made under this Section 5.13 (d). With regard to other Claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                   (e) Notwithstanding any contained in this Section 5.13 to the contrary, the Indemnified Party and the Indemnifying Party shall use their commercially reasonable efforts and cooperate to the extent reasonably practicable to ensure that payment to any third party with respect to any Claim shall be made first, in the form of shares of Parent Common Stock transferred by the Indemnifying Party and second, in the form of cash, it being acknowledged by the Indemnifying Party that the aforementioned priority of form of payment shall be inapplicable to any Claim made by the Indemnified Party for Losses suffered as a direct result of any breach or inaccuracy of the representations and warranties set forth in Section 2.4 hereof.

                   (f)     For purposes of this Section 5.13, the
representations and warranties contained in Section 2.4 of this Agreement shall survive for a period of six (6) years following the date of this Agreement.

         5.14. Termination of Affiliate Transactions. Other than those Contracts set forth on Schedule 5.14, any and all Contracts and arrangements set forth on either Schedule 2.21 or Schedule 3.21 and any Contract or arrangement which should have been disclosed thereon, shall terminate immediately prior to the Closing.

         5.15. Repayment of Loan from Agamemnon Epenetos. The parties acknowledge and agree that Agamemnon A. Epenetos has previously loaned to the Company an amount equal to US$81,000, which loan has not been documented. The parties further acknowledge and agree that (a) the obligation to repay such loan shall be assumed by the Parent at the Closing; provided, however, that such amount shall not bear interest and shall not become due and payable until such time as the PIPE Financing shall have closed; and (b) notwithstanding any other agreement to the contrary (whether written or oral, express or implied) between

Agamemnon A. Epenetos, on the one hand, and the Company or any of its representatives, on the other hand, such loan shall not be convertible into any shares of capital stock of the Company or Parent.

         5.16.     Failure to Consummate PIPE Financing.
                   ------------------------------------

                   (a) In the event that (i) the PIPE Financing is not consummated by the date upon which the Bridge Loan Amount is due and payable (the "Maturity Date") and (ii) the Board of Directors of Parent determines that it is in the best interest of Parent to unwind the Share Exchange and the other transactions contemplated by this Agreement, then Parent shall have thirty (30) days from the Maturity Date (the "Extended Payment Date") to repay the Bridge Loan Amount (including any and all accrued and unpaid interest thereon) (such aggregate amount, the "Amount Payable").

                   (b) In the event that full payment of the Amount Payable is made on or prior to the Extended Payment Date, (i) all of Parent's right, title and interest in and to any and all Intellectual Property relating to, utilizing, or otherwise involving sodium phenyl butyrate shall be promptly transferred to an entity designated by a majority of the Bridge Stockholders,
(ii) the Parent shall issue to the Somanta Stockholders that number of shares of Parent Common Stock so that, immediately following such issuance, the Somanta Stockholders and the Somanta Optionholders collectively hold 80% of the outstanding shares of Parent Common Stock (on a fully diluted basis) and the Bridge Stockholders collectively hold 20% of the outstanding shares of Parent Common Stock (on a fully diluted basis), and (iii) the Voting Agreement shall immediately terminate with no further action required.

                   (c) In the event that the Parent does not make full payment of the Amount Payable on or prior to the Extended Payment Date, (i) the Parent shall issue to the Bridge Stockholders that number of shares of Parent Common Stock so that, immediately following such issuance, the Bridge Stockholders collectively hold 80% of the outstanding shares of Parent Common Stock (on a fully diluted basis) and the Somanta Stockholders and Somanta Optionholders collectively hold 20% of the outstanding shares of Parent Common Stock (on a fully diluted basis) and (ii) the Voting Agreement shall immediately terminate with no further action required.

                   (d) Each of the parties hereto hereby covenants and agrees to take, and agrees to the taking of, any and all actions necessary or advisable, including, but not limited to, voting shares of Parent Common Stock held by such party in favor of any actions necessary or advisable, in connection with the furtherance of the transaction contemplated by this Section 5.16.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.1. Conditions to Each Party's Obligations to Consummate the Transactions. The respective obligations of each party to this Agreement to consummate the Transactions shall be subject to the following conditions, unless waived in writing prior to the Closing Date by such party:

                   (a) All consents, approvals, authorizations, orders and action of any Governmental Body required to permit the consummation of the Transactions shall have been obtained, made or waived and shall be in full force and effect.

                   (b) No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court or governmental or regulatory agency of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Transactions (each party agreeing to use its reasonable best efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

                   (c) All of the Somanta Shareholders and Somanta Optionholders shall have approved this Agreement as evidenced by the execution of counterpart signature pages to this Agreement by such Somanta Shareholders and Somanta Optionholders.

         6.2. Conditions to Obligations of Parent to Consummate the Transactions. The obligation of Parent to consummate the Transactions shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing by Parent:

                   (a) The representations and warranties of the Company and each Somanta Shareholder contained herein that are qualified as to materiality or a Company Material Adverse Effect (or similar concept) shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case at and as of the Closing with the same force and effect as though made at and as of the Closing (except to the extent a representation or warranty speaks specifically as of an earlier date, in which case as of such date).

                   (b) The Company and each Somanta Shareholder shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it prior to the Closing.

                   (c) The Company shall have executed and delivered to the Parent a certificate, dated the date of Closing, and signed by an officer of Company, evidencing compliance with Sections 6.2(a) and 6.2(b) hereof.

                   (d) The Voting Agreement shall have been duly executed and delivered to and by each of the other parties thereto, and each Resignation Letter (as defined in the Voting Agreement) shall have been delivered to the Parent.

                   (e) Each of the Service Agreements shall have been terminated as evidenced by a written agreement to that effect executed by the parties thereto.

                   (f) Each Somanta Shareholder shall have delivered a duly executed share transfer form in favor of Parent together with the share certificate(s) in respect of such Somanta Shareholder's Somanta Shares.

                   (g) Each Somanta Optionholder shall have delivered its Somanta Option for cancellation.

                   (h) All consents in connection with any Company Material Contracts shall have been received and all notices thereunder shall have been duly given so that such Company Material Contracts shall remain in full force and effect following the consummation of the Transactions.

                   (i) The Company shall have delivered to the Parent a certificate, dated the date of the Closing and signed by the secretary of the Company with each of the following attached as exhibits: (i) the current in effect Articles of Incorporation (or equivalent organizational document) of the Company as amended to the Closing Date, (ii) the current in effect Bylaws (or equivalent organizational document) of the Company as amended to the Closing Day, and (iii) effective resolutions of the Board of Directors of the Company approving the transactions, with the secretary of the Company certifying that each of the attached exhibits are accurate, complete and in full force and effect.

                   (j) The SCO Loan Documents shall have been duly executed and delivered to the Parent by SCO.

                   (k) That certain letter dated July 25, 2005 from the Company to Europa Partners Limited, terminating the Letter Agreement dated February 21, 2005, between such parties, shall have been delivered by the Company to Europa Partners Limited.

                   (l) A fully executed copy of that certain Patent and Know-how Exclusive Sublicense Agreement by and between Immunodex, Inc. and Somanta to be entered into on August 18, 2005 in form and substance satisfactory to SCO shall have been delivered to SCO.

                   (m) Evidence satisfactory to SCO that the promissory note issued by the Company in favor of Laurence Patterson has been cancelled shall have been delivered to SCO.

                   (n) There shall not have occurred after the date hereof any event or events that, individually or in the aggregate, constitute a Company Material Adverse Effect.

         6.3. Conditions to Obligations of the Somanta Shareholders to Consummate the Transactions. The obligation of the Somanta Shareholders to consummate the Transactions shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing by holders holding a majority in interest of the Somanta Shares:

                   (a) The representations and warranties of Parent contained herein that are qualified as to materiality or a Parent Material Adverse Effect (or similar concept) shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date, in which case as of such date).

                   (b) Parent shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it prior to the Closing.

                   (c) Parent shall have delivered to the Somanta Shareholders a certificate, dated the date of Closing and signed by an officer of Parent, evidencing compliance with Sections 6.3(a) and 6.3(b) hereof.

                   (d) Parent shall have delivered to the Somanta Shareholders a certificate, dated the date of the Closing and signed by the secretary of Parent with each of the following attached as exhibits: (i) the current in effect Articles of Incorporation of Parent as amended to the Closing Date, (ii) the current in effect Bylaws of Parent as amended to the Closing Date, and (iii) effective resolutions of the Board of Directors of Parent approving the issuance of the Parent Common Stock and the appointment of the incoming Board of Directors in accordance with Section 5.2 hereof, with the secretary of Parent certifying that each of the attached exhibits are accurate, complete and in full force and effect.

                   (e) Parent shall have delivered the resignations of the relevant members of the Parent's Board of Directors in accordance with Section
5.2 hereof.

                   (f) The Voting Agreement shall have been dully executed and delivered to and by each of the other parties thereto.

                   (g) Parent shall have delivered original stock certificates representing the Parent Common Stock registered in the names and in the denominations set forth on Exhibit A hereto.

                   (h) Parent shall have delivered each of the Bridge Substitute Options.

                   (i) Parent and SCO shall have executed the SCO Loan Documents and SCO shall have initiated a wire transfer of such Bridge Loan Amount into an account designated by Parent.

                   (j) If required to be paid as of the Closing Date, Parent shall have paid the transfer taxes due to the United Kingdom tax authorities arising from or related to the Share Exchange.

                   (k) There shall have occurred after the date hereof any event or events that, individually or in the aggregate, constitute a Parent Material Adverse Effect.

                   (l) Parent shall have amended its Phenylbutyrate Co-Development and Sublicense Agreement with Virium Inc. ("Virium") to provide that should Virium be in default under its License Agreement dated May 25, 1995 with the Public Health Service and National Institute of Health, Parent shall have the right to cure any such default and assume such license agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1. Certain Definitions; Rules of Construction. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For the purposes of this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. The term "control" for purposes of this definition, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Applicable Law" means any Federal, state, local or foreign law, regulation, code, ordinance, statute, rule, Order, judgment, decree or other requirement of a Governmental Body applicable to the business, operations or property of the Company, any Company Subsidiary or Parent as the context may require.

         "Benefit Plan" means each deferred compensation, executive compensation, incentive compensation, stock purchase or other stock-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee Benefit Plan, program, agreement or arrangement, including, without limitation, each "employee Benefit Plan" as such term is defined under Section 3(3) of ERISA.

         "Business Day" means any day other than Saturday or Sunday or any other day on which banks in the State of New York are permitted or obligated to be closed for business.

         "Claim" means any action, suit, claim, complaint, demand, litigation or similar proceeding.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Environmental Costs" means, without limitation, any actual or potential investigation, cleanup, remediation, removal, or other response costs (which without limitation shall include costs to cause a Person to come into compliance with Environmental Laws), expenses (including without limitation fees and disbursements of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies, response actions, or litigation), losses, liabilities or obligations (including without limitation, liabilities or obligations under any lease or other contract), payments, damages (including without limitation any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations or otherwise, including without limitation damages (i) of third parties for personal injury or property damage, or (ii) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matter.

         "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by Governmental Body under federal, state, local, foreign or common law, indemnity agreements or other contractual obligations, in each case, pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.

         "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Facilities" means all real property owned, leased, operated or controlled by a Person and any buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capital items and other tangible property located on, in, under, or above the real property of such Person.

         "Governmental Body" means any court, administrative or regulatory agency or commission or other governmental authority of competent jurisdiction.

         "Government Agency" means (i) the United States Government, including all departments and agencies of any branch of the United States Government, all independent agencies or instrumentalities and all non-appropriated fund activities within the United States Government and United States Government corporations, and (ii) any state or local government, including all departments, agents, agencies, branches, independent agencies or instrumentalities, activities, and non-appropriated fund activities of or within a state or local government and all state or local government corporations, or (iii) any foreign government, including all departments and agencies of any branch thereof, all independent agencies or instrumentalities and all non-appropriated fund activities of or within such government, each as the context may require.

         "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, Bevill Amendment materials, lead, asbestos and asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by any Environmental Laws.

         "Intellectual Property" means all of the following:
          ---------------------

                   (a) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted);

                   (b) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

                   (c) copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof;

                   (d) trade secrets, confidential business information and other proprietary information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, technical data and databases, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection);

                   (e) computer software programs, including, without limitation, all source code, object code, and documentation related thereto; and

                   (f) Internet addresses, domain names, web sites, web pages and similar rights and items.

         "Knowledge" with respect to any Person, means the knowledge any of the executive officers of such Person would reasonably be expected to have with respect to the given subject matter after diligent inquiry.

         "Lien" means any mortgage, pledge, lien, charge, easement, restrictive covenant, encumbrance, voting or transfer restriction, or security interest.

         "Material Contracts" means any of the following contracts, agreements, understanding or arrangements, whether or not in writing (each, a "Contract"):

                   (a) any Contract relating to the employment of any employee or consultant;

                   (b) any Contract relating to the acquisition, transfer, development, sharing or license of any Intellectual Property (except for any Contract pursuant to which any Intellectual Property is licensed to a Person under any third party software license generally available to the public at a cost of no more than $10,000);

                   (c) any Contract which provides for indemnification of any officer, director, employee or agent of a Person;

                   (d) any Contract imposing any restriction on the right or ability of a Person to (A) compete with any other Person, (B) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, (C) develop or distribute any material technology, (D) make, have made, use or sell any current products or products under development, or (E) acquire any capital stock or other security of any Person;

                   (e) any Contract that contemplates or involves payment or delivery of cash or other consideration in an amount or having a value in excess of $15,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $15,000 in the aggregate;

                   (f) any other Contract, if a breach of such Contract would reasonably be expected to have a Material Adverse Effect on a Person;

                   (g) any Contract requiring that a Person give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction or any Contract providing for any material future payments that are conditioned, in whole or in part, on a change of control of the Person;

                   (h)     any Contract for the lease or use of real property;

                   (i) any Contract guarantying the performance of any Person or guarantying any indebtedness for borrowed money;

                   (j) any Contract containing any covenant limiting in any respect the right of a Person (1) to engage in any line of business, (2) to develop, market or distribute any products or services, or (3) to compete with any Person or granting any exclusive distribution rights;

                   (k) any Contract relating to Indebtedness of a Person or to preferred stock issued by such Person (other than Indebtedness owing to or preferred stock owned by the such Person). As used in this Agreement the term "Indebtedness" means, with respect to a Person, all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases, (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person, and (vi) make-well or make-whole agreements entered into on behalf of any other Person;

                   (l) any strategic alliance, revenue sharing, joint venture or partnership agreement of the Person;

                   (m) any Contract which grants any right of first or last refusal or right of first or last offer or similar right or that limits or purports to limit the ability of a Person to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business;

                   (n) any Contract with distributors, dealers, manufacturers, manufacturer's representatives, sales agencies, franchisees, or pre-clinical or clinical trial testing entities;

                   (o) any Contract relating to (A) the future disposition or acquisition of any assets or properties of a Person, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other type of business combination;

                   (p) any Contract between or among a Person, on the one hand, and any of such Person's officers, directors, employees or shareholders, or any affiliate or associate of the such Person, on the other hand;

                   (q)     any collective bargaining or similar labor Contracts;
and

                   (r) any Contracts that (A) limit or contain restrictions on the ability of a Person to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any lien, to purchase or sell any assets and properties, to change the lines of business in which it participates or engages or to engage in any business combination or
(B) require the Person to maintain specified financial ratios or levels of net worth or other indicia of financial condition.

         "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.

         "Tax" or "Taxes" means any taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security (or similar), unemployment, excise, severance, stamp, occupation, real or personal property, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, registration, alternative or add-on minimum, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon whether disputed or not, imposed by any taxing authority (Federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

         "Tax Return" means any returns, declarations, reports, estimates, information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Transaction Documents" means this Agreement and each of the agreements and instruments contemplated hereby or thereby, including, without limitation, the Voting Agreement, the officer's certificate to be delivered by Parent pursuant to Section 6.2(c), the officer's certificate to be delivered by the Company pursuant to Section 6.3(c), and all documents, instruments or agreements attached to or contemplated by any of the foregoing.

         7.2. No Survival of Representations and Warranties. Other than as set forth in Section 5.13, all of the representations and warranties contained in ARTICLE II and ARTICLE III of this Agreement shall expire at the Closing, at which time liability therefor shall cease.

         7.3. Waivers and Amendments. Subject to Applicable Law, this Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company, the Parent and holders holding [a majority in interest] of the Somanta Shares, and, in the case of a waiver, by or on behalf of the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         7.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         7.5. Notices. Any notices or other communications required under this Agreement shall be in writing and be effective upon delivery if given by hand delivery or facsimile transmission or on the next day after given if delivered by overnight courier, and shall be given at the addresses or facsimile numbers set forth below, with copies provided as follows:

                   (a)     if to the Company:

                           Somanta Limited
                           80 Harley Street
                           London, United Kingdom WIN 1 DE
                           Attn: Terrance Bruggeman
                           Fax: (949) 706-3698

                           with a copy to:

                           Foley & Lardner LLP
                           402 W. Broadway
                           23rd Floor
                           San Diego, CA 92101
                           Attn: Kenneth D. Polin, Esq.
                           Fax: 619-234-3510

                   (b)     if to Parent:

                           Bridge Oncology Products, Inc..
                           1285 Avenue of the Americans
                           35th Floor
                           New York, NY 10019
                           Attn: Jeffrey B. Davis
                           Fax: ______________

                           with a copy to:

                           Wiggin & Dana LLP
                           450 Lexington Avenue, Suite 3800
                           New York, New York 10017
                           Attn: Christopher P. Giordano, Esq.
                           Fax: 212-490-0536
or at such other place or places or to such other person or persons as shall be designated in writing by the parties to this Agreement in the manner herein proved.

         7.6. Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         7.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. Each of the counterparts may be signed and transmitted by facsimile with the same validity as if it were an original document.

         7.8. Expenses. All costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Share Exchange is consummated.

         7.9. Assignments. This Agreement, by operation of law or otherwise, shall be binding upon and inure to the benefit of successors and legal representatives of the parties hereto.

         7.10. Entire Agreement; Enforceability. This Agreement and the Transaction Documents, including the Exhibits and Schedules attached hereto and thereto: (i) constitute the entire agreement among the parties with respect to the Transactions and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof and thereof; and (ii) shall be binding upon, and are solely for the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedy of any nature whatsoever hereunder or by reason of this Agreement or any of the Transaction Documents.

         7.11. Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed as of the date first above written.

                                       BRIDGE ONCOLOGY PRODUCTS, INC.

                                       By: /s/ JEFFREY DAVIS
                                           -------------------------------------
                                           Name:  Jeffrey Davis
                                           Title: Chairman



                                       SOMANTA LIMITED

                                       By: /s/ TERRANCE J. BRUGGEMAN
                                           -------------------------------------
                                           Name:  Terrance J. Bruggeman
                                           Title: Chairman


                                       /s/ AGAMEMNON A. EPENETOS
                                       -----------------------------------------
                                       Agamemnon A. Epenetos, an individual




                  [Signature Page to Share Exchange Agreement]

         IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed as of the date first written above.


SOMANTA SHAREHOLDERS

/s/ JOHN KENNY                         Address:  Oakdale, Egg Pie Lane
-----------------------------                    Hildenborough, Kent TN11 8PE
John Kenny


Longfield Ltd.

By: /s/ SUSANNA BIK-CHU LUNG           Address:  LongField Ltd. for and on
    --------------------------------             behalf of Fides Trust Limited
    Fiedes Trust Limited represented             2503 Bank of America Tower
    by Susanna Bik-Chu Lung                      12 Harcourt Road, Hong Kong
    Director


/s/ JONATHAN KING                      Address:  Rowens, Garvald
------------------------------------             East Lothian EH41 4LN, Scotland
Jonathan King


/s/ ANDREW TIVENAN                     Address:  Garden Cottage, Riding Lane
------------------------------------             Hildenborough, Kent TN11 9QL
Andrew Tivenan


/s/ CHRISTOS ASHIOTIS                  Address:  Patio Palace
------------------------------------             41 Ave Hector Otto
Christos Ashiotis                                Monaco, MC 98000


/s/ GREGORY F. BROOKS                  Address:  3 Ribera
------------------------------------             Irvine, CA 92620
Gregory F. Brooks


/s/ TREVOR G. GIBBS                    Address:  9 A Lansdawne Walk
------------------------------------             London, United Kingdom W11 3LN
Trevor Gordon Gibbs


The School of Pharmacy, University
of London

By: /s/ JULIAN AXE                     Address:  The School of Pharmacy
    --------------------------------             University of London
    Dr. Julian Axe                               29-39 Brunswick Square
    Clerk to the Council                         London,  WCIN 1AX


/s/ ROGER J. CAMRASS                   Address:  34 Stormont Road Highgate
------------------------------------             London, England N6 4NP
Roger J. Camrass


/s/ LUIZ PORTO                         Address:  102 Ramillies Road
------------------------------------             London, United Kingdom W4 1JA
Luiz Porto


/s/ DAVID FELLOWS                      Address:  71 Old Mill River Road
------------------------------------             Pound Ridge, New York 10576
David Fellows


            [Counterpart Signature Page to Share Exchange Agreement]

SOMANTA SHAREHOLDERS

Immunodex Inc.

By: /s/ ROBERTO L. CERIANI             Address:  Immunodex Inc.
    --------------------------------             P.O. Box 8279
    Roberto L. Ceriani                           Eureka, CA 95502
    President


/s/ LAURENCE PATTERSON                 Address:  2 Crick Retreat
------------------------------------             Great Glen, Leicester LE8 9FF
Laurence Patterson


Cinnabar Consulting Limited

By: /s/ VIJAY CURTHAN                  Address:  Cinnabar Consulting
    --------------------------------             27 Leeside Court
    Vijay Curthan                                Rotherhithe Street
    Director                                     London, United Kingdom SE16 5SZ


Ruegg & Co. Limited

By: /s/ BRETT MILLER                   Address:  Ruegg & Co. Limited
    --------------------------------             39 Chavel Place
    Brett Miller                                 London, United Kingdom SW7 1EW
    Managing Director


VTD Trust

By: /s/ DIANE TANG-LIU                 Address:  VTD Trust
    --------------------------------             2615 Blackthorn Street
    Diane Tang-Liu                               Newport Beach, CA 92660
    Trustee for the VTD Trust


/s/ A.I. LEVENTIS                      Address:  18 Areos Street
------------------------------------             10556 Plaka
A.I. Leventis                                    Athens, Greece


Papas United Software Association
Limited

By: /s/ PAULINA GUBIEHDEA              Address:  Papas United Software
    --------------------------------             Association Limited
    Paulina Gubiehdea                            284 Arch Makarios III Avenue
    Managing Director                            Fortuna Court, Block B, 2nd
                                                 Floor
                                                 3105 Limassol, Cyprus

Brar Family Trust

By: /s/ BALBIR S. BRAR                 Address:  Brar Family Trust
    --------------------------------             26261 Glen Canyon Drive
    Balbir S. Brar                               Laguna Hills, CA 92653
    Trustee


/s/ JOHN ROBIN GIBSON                  Address:  2368 Glenneyre Street
------------------------------------             Laguna Beach, CA 92651
John Robin Gibson


            [Counterpart Signature Page to Share Exchange Agreement]

SOMANTA SHAREHOLDERS


Walbrook Trustees (Jersey) Limited
re k33

By: /s/ PAUL SINEL                     Address:  Walbrook Trustees (Jersey)
    --------------------------------             Limited re k33
    Paul Sinel                                   P.O. Box 248, Lord Coutanche
    Director, for Walbrook Trustees              House
                                                 66-68 Esplanade
                                                 St. Helier, Jersey JE4 5PS


/s/ COSTAS LOS                         Address:  Villa Eden Azur
------------------------------------             28 Boulevard d'Italie MC-98000,
Costas Los                                       Monaco


De Montfort University

By: /s/ MARK HURLEY                    Address:  De Montfort University
    --------------------------------             The Innovation Centre
    Mark Hurley                                  Oxford Street
    Director of International Property           Leicester, UK LE1 9BY



/s/ MARIOS ST. JOANNIDES               Address:  Tamasoy 27
------------------------------------             Latsia Nicoia Cyprus
Marios St. Joannides


/s/ ELENI KARNABAKOU                   Address:  Georgiou Gini 22
------------------------------------             Kalivia, Attika 19010 Greece
Eleni Karnabakou




            [Counterpart Signature Page to Share Exchange Agreement]

         IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed as of the date first written above.


SOMANTA OPTIONHOLDERS

/s/ BRIAN J. COFFEY                    Address:  15 Heath Drive
------------------------------------             London, UK NW3 7SN
Brian J. Coffey


/s/ MICHAEL R.D. ASHTON                Address:  3/69 Eaton Place
------------------------------------             London, United Kingdom SWIX 8DF
Michael R.D. Ashton


/s/ P.D. IDEMA                         Address:  39 Turneville Road
------------------------------------             London, United Kingdom W14 9PS
P.D. Idema


OCTANe

By: /s/ GARY AUGUSTA                   Address:  OCTANe (Orange County
    --------------------------------             Technology Action Network Inc.)
    Gary Augusta                                 5000 Birch St., Suite 2700
    Executive Director                           New Port Beach, CA 92660


/s/ DUNCAN MERRITT                     Address:  22741 Toston
------------------------------------             Mission Viejo, CA 92692
Duncan Merritt


/s/ TERRANCE J. BRUGGEMAN              Address:  10 Old Course Drive
------------------------------------             Newport Beach, CA 92660
Terrance J. Bruggeman



            [Counterpart Signature Page to Share Exchange Agreement]

                                   Exhibit A
                              Somanta Shareholders

-------------------------------------------------------------------------------------------
                                                                Number of shares of Parent
     Name and Address of                   Number of Somanta    Common Stock to be issued
     Somanta Shareholder                     Shares Held          in the Share Exchange *
-------------------------------------------------------------------------------------------
Ashiotis, Christos
Patio Palace, 41 Ave. Hector Otto                  500,000               36,501
MC98000, Monaco
-------------------------------------------------------------------------------------------
Dr. Balbir S. Brar Trustee
26261 Glen Canyon Drive                            540,000               39,422
Laguna Hills, CA 92653
-------------------------------------------------------------------------------------------
Brooks, Gregory F
3 Ribera                                           487,600               35,596
Irvine, CA 92620
-------------------------------------------------------------------------------------------
Camrass, Roger Jeremy
34 Stormont Road                                    50,000                3,650
London N6 4NP
-------------------------------------------------------------------------------------------
Cinnabar Consulting Limited
27 Leeside Court, Princes Riverside                300,000               21,901
Surrey Quays, London SE16 5SZ
-------------------------------------------------------------------------------------------
De Montfort University
The Gateway, Leicester LE1 9BH                   4,200,000              306,612
-------------------------------------------------------------------------------------------
Fellows, David
200 Broad St, Unit 2103                          1,060,000              77,383
Stamford, Connecticut 06901
-------------------------------------------------------------------------------------------
Gibbs, Trevor Gordon
9a Lansdawne Walk                                1,650,000              120,455
London W11 3LN
-------------------------------------------------------------------------------------------
Gibson, John Robin
2368 Glenneyre Street                            1,350,000              98,554
Laguna Beach, CA 92651
-------------------------------------------------------------------------------------------
Immunodex Inc.
6400 Christie Avenue, Suite 5404                 4,000,000              292,012
Emeryville, CA 94608
-------------------------------------------------------------------------------------------
Karnabakou, Eleni
Flat 1, Colney Hatch Lane                          200,000               14,601
Muswell Hill, London N10 1 EA
-------------------------------------------------------------------------------------------
Kenny, John
Oakdale, Egg Pie Lane                              200,000               14,601
Hildenborough, Kent TN11 8PE
-------------------------------------------------------------------------------------------
King, J
Rowans, Garvald                                    200,000               14,601
East Lothian EH41 4LN, Scotland
-------------------------------------------------------------------------------------------
Leventis, Anastasis
18 Areos Street                                  1,191,086               86,953
105 56 Plaka, Athens, Greece
-------------------------------------------------------------------------------------------
Longfield Ltd
c/o Commence Co. Ltd                             1,060,000               77,383
2503 Bank of America Tower
12 Harcourt Road, Central, Hong Kong
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
Los, Costas
Villa Eden Azur                                    500,000               36,501
28 Boulevard d'Italie MC-98000, Monaco
-------------------------------------------------------------------------------------------
Papas United Software Association
Limited                                            500,000               36,501
284 Arch. Makarios III Avenue
Fortuna Court, Block B, 2nd Floor
3105 Limassol, Cyprus
-------------------------------------------------------------------------------------------
Patterson, Laurence
2 Crick Retreat                                  2,000,000              146,006
Great Glen, Leicester LE8 9FF
-------------------------------------------------------------------------------------------
Porto, Luiz
102 Ramillies Road                               2,000,000              146,006
Chiswick, London W4 1JA
-------------------------------------------------------------------------------------------
Ruegg & Co.
39 Cheval Place                                     50,000                3,650
London SW7 1EW
-------------------------------------------------------------------------------------------
The School of Pharmacy
University of London                             1,800,000              131,405
29/39 Brunswick Square
London WC1N 1AX
-------------------------------------------------------------------------------------------
St. Joannides, Marios
Tamassou 27, Latsia                                500,000               36,501
Nicosia, Cyprus
-------------------------------------------------------------------------------------------
Tivenan, Andrew Simon
Garden Cottage, Riding Lane                      1,500,000              109,504
Hildenborough, Kent TN11 9QL
-------------------------------------------------------------------------------------------
VTD Trust
2615 Blackthorn Street                           1,060,000               77,383
Newport Beach, CA 92660
-------------------------------------------------------------------------------------------
Walbrook Trustees (Jersey Ltd REK33)
PO Box 248, Lord Coutanche House                53,000,000            3,869,152
66-68 Esplanade, St Helier
Jersey JE4 5PS, Channel Islands
-------------------------------------------------------------------------------------------
                        Total                   79,898,686            5,832,834
-------------------------------------------------------------------------------------------


* Calculated based on a post-closing 50/50 share ownership split between the Somanta Shareholders and Somanta Optionholders, on one hand, and the holders of Bridge capital stock or rights to acquire such capital stock, on the other hand (i.e., on a fully diluted basis, including the shares underlying the substitute options to be issued to the Somanta Optionholders)


                                    Exhibit B
                    Somanta Optionholders and Warrantholders

--------------------------------------------------------------------------------------------------
      Name of          Somanta Shares    Exercise Price of    Number of    Exercise      Vesting
   Optionholder/         Subject to           Somanta          Shares      Price of     Schedule
   Warrantholder       Option/Warrant      Option/Warrant    subject to    Substitute      of
                                                             Substitute     Bridge     Substitute
                                                              Bridge       Option(2)      Bridge
                                                             Option(1)                  Option(3)
--------------------------------------------------------------------------------------------------
 L. Patterson                 1,000,000          5p          73,003       $1.232828     See
                              1,000,000          5p          73,003                     Footnote 3
                              1,000,000          5p          73,003
                              1,000,000          5p          73,003
                              1,000,000          5p          73,003
                              1,000,000          5p          73,002
--------------------------------------------------------------------------------------------------
 B. Brar                      3,000,000          5p          219,009      $1.232828     See
                              3,000,000    1 Aug 05 price    219,008                    Footnote 3
--------------------------------------------------------------------------------------------------
 J. Gibson                    3,000,000          5p          219,009      $1.232828     See
                              2,000,000    1 Aug 05 price    146,005                    Footnote 3
--------------------------------------------------------------------------------------------------
 D. Merritt                   2,000,000          5p          146,006      $1.232828     See
                                                                                        Footnote 3
--------------------------------------------------------------------------------------------------
 M. Ashton                      500,000          5p          36,501       $1.232828     See
                                500,000    1 Sep 05 price    36,502                     Footnote 3
--------------------------------------------------------------------------------------------------
 R. Camrass                     500,000          5p          36,501       $1.232828     See
                                                                                        Footnote 3
--------------------------------------------------------------------------------------------------
 B. Coffey                      500,000          5p          36,501       $1.232828     See
                                                                                        Footnote 3
--------------------------------------------------------------------------------------------------
 A. Tivenan                     500,000          5p          36,501       $1.232828     See
                                                                                        Footnote 3
--------------------------------------------------------------------------------------------------
 P. Idema                       200,000          5p          14,601       $1.232828     See
                                                                                        Footnote 3
--------------------------------------------------------------------------------------------------
 T. Bruggeman                 3,000,000          5p          219,009      $1.232828     See
                              3,000,000    1 Aug 05 price    219,009                    Footnote 3
--------------------------------------------------------------------------------------------------
 OCTANe                         136,800          5p          9,987        $1.232828     See
                                                                                        Footnote 3
--------------------------------------------------------------------------------------------------
          Total              27,836,800                      2,032,166
--------------------------------------------------------------------------------------------------

---------------------

(1) Calculated by multiplying the number of shares in column 1 by the Exchange Ratio.

(2) Calculated by dividing by US$0.09 (5p multiplied by the exchange rate in effect on June 13, 2005) by the Exchange Ratio.

(3) Vesting Schedule to remain the same as option to purchase Somanta Limited shares.

                                    Exhibit C
                           Form of Substitute Option

                              FORM OF STOCK OPTION


                         BRIDGE ONCOLOGY PRODUCTS, INC.
                           2005 EQUITY INCENTIVE PLAN
                          NOTICE OF STOCK OPTION GRANT

         You have been granted the following option to purchase shares of the Common Stock of Bridge Oncology Products, Inc. (the "Company").

Name of Optionee:                        _______________________________________

Total Number of Shares:                  _______________________________________

Type of Option:                          _______________________________________

Exercise Price Per Share:                $______________________________________

Date of Grant:                           _______________________________________


Vesting Commencement Date:               _______________________________________

Vesting Schedule:                        This option  becomes  exercisable  with
                                         respect   to  100%  of  the  Shares  on
                                         August __, 2005.

Expiration Date:                         August __,  2010.  This option  expires
                                         earlier  if  your  Service   terminates
                                         earlier,  as  described  in  the  Stock
                                         Option Agreement.


You and the Company agree that this option is granted under and governed by the terms and conditions of the 2005 Equity Incentive Plan (the "Plan") and the Stock Option Agreement, both of which are attached to and made a part of this document.

You further agree that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a web site, it will notify you by email.

OPTIONEE:                                BRIDGE ONCOLOGY PRODUCTS, INC.
_____________________________            By: ___________________________________

                                         Title:_________________________________

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                         BRIDGE ONCOLOGY PRODUCTS, INC.
                           2005 EQUITY INCENTIVE PLAN
                             STOCK OPTION AGREEMENT

         1. Tax Treatment. This option is intended to be an incentive stock option under section 422 of the Internal Revenue Code or a nonstatutory stock option, as provided in the Notice of Stock Option Grant.

         2. Vesting. This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant.

         3. Term. This option expires in any event at the close of business at Company headquarters on the day before August 22, 2010, as shown in the Notice of Stock Option grant. (It will expire earlier if your Service terminates, as described below.)

         4. Regular Termination. If your Service terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Company headquarters on the date three months after your termination date. The Company determines when your Service terminates for this purpose.

         5. Death. If you die before your Service terminates, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

         6. Disability. If your Service terminates because of your total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date. For all purposes under this Agreement, "total and permanent disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

         7. Leaves of Absence and Part-Time Work. For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work. If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company's leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company's part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

         8. Restrictions on Exercise. The Company will not permit anyone to exercise this option if the issuance of shares at the time would violate any law or regulation.

         9. Notice of Exercise. When you wish to exercise this option, you must notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when the Company receives it. If another person wants to exercise this option after it has been transferred to him or her, that person must prove to the Company's satisfaction that he or she is entitled to exercise this option. The person must also complete the proper "Notice of Exercise" form (as described above) and pay the exercise price (as described below).

         10. Form of Payment. When you submit your notice of exercise, you must include payment of the option exercise price for the shares that you are purchasing. Payment may be made on one (or a combination of two or more) of the following forms:

                  (a) Your personal check, a cashier's check or a money order.

                  (b) Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

                  (c) Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

         11. Withholding Taxes and Stock Withholding. You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. With the Company's consent, these arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

         12. Restrictions on Resale. You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

         13. Transfer of Option. In general, only you may exercise this option prior to your death. You may not transfer or assign this option, except as provided below. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or in a beneficiary designation. However, if this option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the "Committee" (as defined in the Plan) may, in its sole discretion, allow you to transfer this option as a gift to one or more family members. For purposes of this Agreement, "family member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest. In addition, if this option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights. The Committee will allow you to transfer this option only if both of you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

         14. Retention Rights. Your option or this Agreement does not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

         15. Stockholder Rights. You (or your estate, heirs or transferee) have no rights as a stockholder of the Company until you (or your estate, heirs or transferee) have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before this option is exercised, except as described in the Plan.

         16. Adjustments. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

         17. Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of New York (without regard to their choice-of-law provisions).

         18. The Plan and Other Agreements. The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall control. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement between the parties.


        BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF
            THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

                                   Exhibit D
                           Form of SCO Loan Documents

                                    (Omitted)

                                   Exhibit E
                                Voting Agreement


                              SOMANTA INCORPORATED


                                VOTING AGREEMENT

         This Voting Agreement (the "Agreement") is made and entered into as of August 22, 2005, by and among Somanta Incorporated, a Delaware corporation, formerly Bridge Oncology Products, Inc. (the "Company"), the persons and entities listed on Exhibit A hereto (the "Bridge Holders"), and the persons and entities listed on Exhibit B hereto (the "Somanta Holders" and, together with the Bridge Holders, the "Stockholders").

                                    Recitals

         WHEREAS, the Bridge Holders and the Somanta Holders desire to provide for the future voting of their respective shares of the Company's capital stock with respect to the election of directors as set forth below.

         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       VOTING

         1.1.      Agreement to Vote Shares.
                   ------------------------

                   (a) The Bridge Holders agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Bridge Holders after the date hereof (hereinafter collectively referred to as the "Bridge Holder Shares") subject to, and to vote the Bridge Holder Shares in accordance with, the provisions of this Agreement.

                   (b) The Somanta Holders agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Somanta Holders after the date hereof (hereinafter collectively referred to as the "Somanta Holder Shares") subject to, and to vote the Somanta Holder Shares in accordance with, the provisions of this Agreement.

         1.2. Size of Board. The current size of the board of directors of the Company (the "Board of Directors") is six (6). The Bridge Holders and the Somanta Holders each agree to vote their Bridge Holder Shares and Somanta Holder Shares, respectively, so as to maintain a board of directors with six (6) members.

         1.3. Board Composition. Each Stockholder agrees to vote all of his, her or its Bridge Holder Shares or Somanta Holder Shares (as applicable) having voting power (and any other shares over which he, she or it exercises voting control), in connection with the election of directors of the Company ("Directors") and to take such other actions as are necessary so as to elect and continue in office as Directors the following:

                   (a) three persons (the "Somanta Designees"), who will be nominated by holders of a majority of the Somanta Holder Shares, which Somanta Designees shall initially be Agamemnon A. Epenetos, Terrence J. Bruggeman and John R. Gibson; and

                   (b) three persons (the "Bridge Designees"), who will be nominated by holders of a majority of the Bridge Holder Shares, which Bridge Designees shall initially be Michael Ashton, David Kramer and Jeffrey Davis.

         1.4.      Removal; Vacancies.
                   ------------------

                   (a) Each Stockholder agrees to vote all of his, her or its Bridge Holder Shares or Somanta Holder Shares (as applicable) having voting power (and any other shares over which he, she or it exercises voting control), for the removal of any Director upon the request of the persons entitled to nominate such Director as set forth in Section 1.3 above, and for the election to the Board of Directors of a substitute nominated by such parties in accordance with the provisions hereof and of the Certificate of Incorporation of the Company. Each Stockholder further agrees to vote all of his, her or its Bridge Holder Shares or Somanta Holder Shares (as applicable) having voting power (and any other shares over which he, she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors occurring for any reason shall be filled only in accordance with the provisions of Sections 1.3 and 1.4.

                   (b) Each Of Mr. Kramer and Mr. Ashton shall execute a resignation letter (each a "Resignation Letter") addressed to the Company, which letter shall remain undated and held in escrow by the secretary of the Company, subject to the following. Without limitation to the rights of the Bridge Holders under Section 1.4(a), if at any time during the term of this Agreement, holders of a majority of the Bridge Holder Shares provide notice to the Company that they desire to remove Mr. Kramer and Mr. Ashton from the Board of Directors (a "Board Election Notice"), each such Resignation Letter shall be dated the date of such Board Election Notice and deemed delivered to the Company and substitute Directors shall be elected as promptly as practicable in accordance with Sections 1.3 and 1.4.

         1.5. No Liability for Election of Designated Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

         1.6.      Legend.
                   ------

                   (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Bridge Holder Shares and the Somanta Holder Shares, as the case may be, the following restrictive legend (the "Legend"):

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

                   (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Bridge Holder Shares or Somanta Holder Shares theretofore represented by a certificate carrying the Legend.

         1.7. Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Bridge Holder Shares or Somanta Holder Shares, as the case may be. The Company shall not permit the transfer of any of the Bridge Holder Shares or Somanta Holder Shares on its books or issue a new certificate representing any of the Bridge Holder Shares or Somanta Holder Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof.

         1.8. Other Rights. Except as provided by this Agreement, the Bridge Holders and the Somanta Holders shall exercise the full rights of a holder of capital stock of the Company with respect to the Bridge Holder Shares and Somanta Holder Shares, as the case may be.

         1.9. Irrevocable Proxy. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

2.       TERMINATION.

         2.1. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

                   (a) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company's assets or the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 2.1(a) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company;

                   (b) the date as of which the parties hereto terminate this Agreement by written consent of Somanta Holders holding at least a majority in interest of the Somanta Holder Shares and Bridge Holders holding at least a majority in interest of the Bridge Holder Shares;

                   (c) upon such time as the Company (or a parent of the Company) becomes subject to the reporting requirements of the Exchange Act of 1934, as amended; or

                   (d)     in accordance with and pursuant to the provisions of
Section 5.16 of the Share Exchange Agreement, dated as of even date herewith, among the Company, the Stockholders and the other signatories thereto.

3.       MISCELLANEOUS.

         3.1. Ownership. Each Bridge Holder represents and warrants to the Company that (a) such Bridge Holder now owns the Bridge Holder Shares (or rights to acquire such shares), free and clear of liens or encumbrances, and, except for the Voting Agreement, has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Bridge Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Holder enforceable in accordance with its terms. Each Somanta Holder represents and warrants to the Company that (a) such Somanta Holder now owns the Somanta Holder Shares (or rights to acquire such shares), free and clear of liens or encumbrances, and, except for the Voting Agreement, has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Somanta Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Holder enforceable in accordance with its terms.

         3.2. Further Action. If and whenever the Bridge Holder Shares (or rights to acquire such shares) are sold, the Bridge Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Bridge Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement. If and whenever the Somanta Holder Shares (or rights to acquire such shares) are sold, the Somanta Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Somanta Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

         3.3. Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Bridge Holder Shares or Somanta Holder Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Bridge Holder Shares or Somanta Holder Shares, as the case may be, for purposes of this Agreement.

         3.4. Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         3.5. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York in all respects as such laws are applied to agreements among New York residents entered into and performed entirely within New York.

         3.6. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

         3.7. Entire Agreement. This Agreement and the other agreements contemplated therein and documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the other agreements contemplated therein.

         3.8. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.9. Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (i) the Company, (ii) a majority in interest of the Bridge Holders and (iii) a majority in interest of the Somanta Holders. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party.

         3.10. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         3.11. Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         3.12. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument. Each of the counterparts may be signed and transmitted by facsimile with the same validity as if it were an original document.

         3.14. Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be duly executed as of the date first above written.


                                       SOMANTA INCORPORATED

                                       By: /s/ TERRANCE J. BRUGGEMAN
                                           -------------------------------------
                                           Name:  Terrance J. Bruggeman
                                           Title: Chairman



                      [Signature Page to Voting Agreement]

         IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.


If the party hereto is an individual, please sign and print your name to the right and print your address below.


/s/ GREGORY F. BROOKS                  Address:  3 Ribera
------------------------------------             Irvine, CA 92620
Gregory F. Brooks


/s/ TREVOR G. GIBBS                    Address:  9 A Lansdawne Walk
------------------------------------             London, United Kingdom W11 3LN
Trevor Gordon Gibbs

/s/ P.D. IDEMA                         Address:  39 Turneville Road
------------------------------------             London, United Kingdom W14 9PS
P.D. Idema


/s/ ROGER J. CAMRASS                   Address:  34 Stormont Road Highgate
------------------------------------             London, England N6 4NP
Roger J. Camrass


/s/ LUIZ PORTO                         Address:  102 Ramillies Road
------------------------------------             London, United Kingdom W4 1JA
Luiz Porto


/s/ DAVID FELLOWS                      Address:  71 Old Mill River Road
------------------------------------             Pound Ridge, New York 10576
David Fellows


/s/ MICHAEL R.D. ASHTON                Address:  3/69 Eaton Place
------------------------------------             London, United Kingdom SWIX 8DF
Michael R.D. Ashton


/s/ LAURENCE PATTERSON                 Address:  2 Crick Retreat
------------------------------------             Great Glen, Leicester LE8 9FF
Laurence Patterson


/s/ ANASTASIS I. LEVENTIS              Address:  18 Areos Street
------------------------------------             10556 Plaka
Anastasis I. Leventis                            Athens, Greece


/s/ JOHN ROBIN GIBSON                  Address:  2368 Glenneyre Street
------------------------------------             Laguna Beach, CA 92651
John Robin Gibson


/s/ TERRANCE J. BRUGGEMAN              Address:  10 Old Course Drive
------------------------------------             Newport Beach, CA 92660
Terrance J. Bruggeman


                [Counterpart Signature Page to Voting Agreement]

/s/ JOHN KENNY                         Address:  Oakdale, Egg Pie Lane
------------------------------------             Hildenborough, Kent TN11 8PE
John Kenny


/s/ JONATHAN KING                      Address:  Rowens, Garvald
------------------------------------             East Lothian EH41 4LN, Scotland
Jonathan King


/s/ ANDREW TIVENAN                     Address:  Garden Cottage, Riding Lane
------------------------------------             Hildenborough, Kent TN11 9QL
Andrew Tivenan


/s/ DUNCAN MERRITT                     Address:  22741 Toston
------------------------------------             Mission Viejo, CA 92692
Duncan Merritt


/s/ CHRISTOS ASHIOTIS                  Address:  Patio Palace
------------------------------------             41 Ave Hector Otto
Christos Ashiotis                                Monaco, MC 98000


/s/ COSTAS LOS                         Address:  Villa Eden Azur
------------------------------------             28 Boulevard d'Italie MC-98000,
Costas Los                                       Monaco


/s/ MARIOS ST. JOANNIDES               Address:  Tamasoy 27
------------------------------------             Latsia Nicoia Cyprus
Marios St. Joannides


/s/ BRIAN J. COFFEY                    Address:  15 Heath Drive
------------------------------------             London, UK NW3 7SN
Brian J. Coffey


/s/ ELENI KARNABAKOU                   Address:  Georgiou Gini 22
------------------------------------             Kalivia, Attika 19010 Greece
Eleni Karnabakou


If the party hereto is an
organization or entity, please
print the name of the organization
or entity and have an authorized
person sign to the right and print
the organization's or entity's
address below.

OCTANe

By: /s/ GARY AUGUSTA                   Address:  OCTANe (Orange County
    --------------------------------             Technology Action Network Inc.)
    Gary Augusta                                 5000 Birch St., Suite 2700
    Executive Director                           New Port Beach, CA 92660



                [Counterpart Signature Page to Voting Agreement]

The School of Pharmacy
University of London

By: /s/ JULIAN AXE                     Address:  The School of Pharmacy
    --------------------------------             University of London
    Dr. Julian Axe                               29-39 Brunswick Square
    Clerk to the Council                         London,  WCIN 1AX


Immunodex Inc.

By: /s/ ROBERTO L. CERIANI             Address:  Immunodex Inc.
    --------------------------------             P.O. Box 8279
    Roberto L. Ceriani                           Eureka, CA 95502
    President


Cinnabar Consulting Limited

By: /s/ VIJAY CURTHAN                  Address:  Cinnabar Consulting
    --------------------------------             27 Leeside Court
    Vijay Curthan                                Rotherhithe Street
    Director                                     London, United Kingdom SE16 5SZ


Ruegg & Co. Limited

By: /s/ BRETT MILLER                   Address:  Ruegg & Co. Limited
    --------------------------------             39 Chavel Place
    Brett Miller                                 London, United Kingdom
    Managing Director                            SW7 1EW


VTD Trust

By: /s/ DIANE TANG-LIU                 Address:  VTD Trust
    --------------------------------             2615 Blackthorn Street
    Diane Tang-Liu                               Newport Beach, CA 92660
    Trustee for the VTD Trust


Papas United Software
Association Limited

By: /s/ PAULIN GUBIEHDEA               Address:  Papas United Software
    --------------------------------             Association Limited
    Paulina Gubiehdea                            284 Arch Makarios III Avenue
    Managing Director                            Fortuna Court, Block B,
                                                 2nd Floor
                                                 3105 Limassol, Cyprus

Brar Family Trust

By: /s/ BALBIR S. BRAR                 Address:  Brar Family Trust
    --------------------------------             26261 Glen Canyon Drive
    Balbir S. Brar                               Laguna Hills, CA 92653
    Trustee


Walbrook Trustees (Jersey) Limited
re k33

By: /s/ PAUL SINEL                     Address:  Walbrook Trustees (Jersey)
    --------------------------------             Limited
    Paul Sinel                                   re k33
    Director for Walbrook Trustees               P.O. Box 248,
                                                 Lord Coutanche House
                                                 66-68 Esplanade
                                                 St. Helier, Jersey JE4 5PS

De Montfort University

By: /s/ MARK HURLEY                    Address:  De Montfort University
    --------------------------------             The Innovation Centre
    Mark Hurley                                  Oxford Street
    Director of International Property           Leicester, UK LE1 9BY

Longfield Ltd.

By: /s/ SUSANNA BIK-CHU LUNG           Address:  LongField  Ltd. for and on
    --------------------------------             behalf of Fides Trust Limited
    Fides Trust Limited represented              2503 Bank of America Tower
    by Susanna Bik-Chu Lung                      12 Harcourt Road, Hong Kong
    Director


                [Counterpart Signature Page to Voting Agreement]

                                   Exhibit A

                   BRIDGE ONCOLOGY PRODUCTS INC. STOCKHOLDERS


SCO Capital Partners LLC

The Sophie C. Rouhandeh Trust

The Chloe H. Rouhandeh Trust

The Steven H. Rouhandeh Trust

Lake End Capital LLC

                                   Exhibit B


--------------------------------------------------------------------------------
                               The Somanta Holders

--------------------------------------------------------------------------------
Ashiotis, Christos                            Merritt, D.
--------------------------------------------------------------------------------
Dr. Balbir S. Brar Trustee                    King, J.
--------------------------------------------------------------------------------
Brooks, Gregory F.                            Leventis, Anastasis
--------------------------------------------------------------------------------
Camrass, Roger Jeremy                         Longfield Ltd c/o Commence Co. Ltd
--------------------------------------------------------------------------------
Cinnabar Consulting Limited                   Los, Costas
--------------------------------------------------------------------------------
De Montfort University                        Papas United Software Association
                                              Limited
--------------------------------------------------------------------------------
Fellows, David                                Patterson, Laurence
--------------------------------------------------------------------------------
Gibbs, Trevor Gordon                          Porto, Luiz
--------------------------------------------------------------------------------
Gibson, John Robin                            Ruegg & Co.
--------------------------------------------------------------------------------
Immunodex, Inc.                               The School of Pharmacy,
                                              University of London
--------------------------------------------------------------------------------
Karnabakou, Eleni                             St. Joannides, Marios
--------------------------------------------------------------------------------
Ashton, M.                                    Tivenan, Andrew Simon
--------------------------------------------------------------------------------
Kenny, John                                   VTD Trust
--------------------------------------------------------------------------------
Patterson, L.                                 Wallbrook Trustees
                                              (Jersey Ltd REK33)
--------------------------------------------------------------------------------
Camrass, R.                                   Coffey, B.
--------------------------------------------- ----------------------------------
Tivenan, A.                                   Idema, P.
--------------------------------------------- ----------------------------------
Bruggeman, T.                                 OCTANe
--------------------------------------------- ----------------------------------

                                    Exhibit F

                          Form of Employment Agreement


                                   (Omitted)




                                      F-1